                              ARRANGEMENT AGREEMENT

                            MADE AS OF APRIL 1, 2001

                                     BETWEEN

                          ALLIANCE FOREST PRODUCTS INC.

                                       AND

                              BOWATER INCORPORATED

                                TABLE OF CONTENTS

ARTICLE 1.........................................................................................................1
   1.1.    Definitions............................................................................................1
   1.2.    Interpretation Not Affected by Heading.................................................................6
   1.3.    Article References.....................................................................................6
   1.4.    Number and Gender......................................................................................6
   1.5.    Date for Any Action....................................................................................6
   1.6.    Alliance Subsidiaries..................................................................................6
   1.7.    Currency...............................................................................................6
   1.8.    Schedules..............................................................................................6
   1.9.    Accounting Matters.....................................................................................7
   1.10.   Material...............................................................................................7
ARTICLE 2.........................................................................................................7
   2.1.    Arrangement............................................................................................7
   2.2.    Effective Date.........................................................................................8
   2.3.    Alliance Approval......................................................................................8
   2.4.    Bowater Approval.......................................................................................9
   2.5.    Shareholder Rights Plan................................................................................9
ARTICLE 3.........................................................................................................9
   3.1.    Representations........................................................................................9
   3.2.    Investigation..........................................................................................9
   3.3.    Survival of Representations and Warranties............................................................10
ARTICLE 4........................................................................................................10
   4.1.    Representations.......................................................................................10
   4.2.    Investigation.........................................................................................10
   4.3.    Survival of Representations and Warranties............................................................10
ARTICLE 5........................................................................................................10
   5.1.    Consultation..........................................................................................10
   5.2.    Covenants of Alliance.................................................................................11
   5.3.    Covenants of Bowater..................................................................................17
   5.4.    Covenants Regarding Non-Solicitation..................................................................20
   5.5.    Notice by Alliance of Superior Proposal Determination.................................................21
   5.6.    Access to Information.................................................................................22
   5.7.    Mutual Standstill.....................................................................................23
   5.8.    Insurance.............................................................................................24
   5.9.    Ancillary Agreements..................................................................................24
   5.10.   Merger of Covenants...................................................................................25
ARTICLE 6........................................................................................................25
   6.1.    Mutual Conditions.....................................................................................25
   6.2.    Alliance Conditions...................................................................................27
   6.3.    Bowater Conditions....................................................................................28
   6.4.    Notice and Cure Provisions............................................................................29
   6.5.    Merger of Conditions..................................................................................29
   6.6.    Proxy Circular Mailing................................................................................29

ARTICLE 7........................................................................................................30
   7.1.    Amendment.............................................................................................30
   7.2.    Mutual Understanding Regarding Amendments.............................................................31
ARTICLE 8........................................................................................................31
   8.1.    Bowater Break Fee Event...............................................................................31
   8.2.    General Remedies......................................................................................32
ARTICLE 9........................................................................................................33
   9.1.    Termination...........................................................................................33
ARTICLE 10.......................................................................................................33
   10.1.   Expenses..............................................................................................33
   10.2.   Notices...............................................................................................34
   10.3.   Time of the Essence...................................................................................35
   10.4.   Entire Agreement......................................................................................35
   10.5.   Further Assurances....................................................................................35
   10.6.   Governing Law.........................................................................................36
   10.7.   Execution in Counterparts.............................................................................36
   10.8.   Waiver................................................................................................36
   10.9.   Enurement and Assignment..............................................................................36
   10.10.  English/French Language...............................................................................36
SCHEDULE A - Plan of Arrangement
SCHEDULE B - Representations and Warranties of Alliance
SCHEDULE C - Representations and Warranties of Bowater

                              ARRANGEMENT AGREEMENT

         THIS AGREEMENT made the 1st day of April, 2001,

B E T W E E N:

                   ALLIANCE FOREST PRODUCTS INC.,
                   a corporation existing under the laws of Canada,

                   (hereinafter called "ALLIANCE"),

                                                      OF THE FIRST PART,

                   -- and --

                   BOWATER INCORPORATED,
                   a corporation existing under the laws of the State of Delaware,

                   (hereinafter called "BOWATER"),

                                                      OF THE SECOND PART.

         WHEREAS Alliance and Bowater wish to propose an arrangement involving Alliance and Bowater and the shareholders of Alliance;

         AND WHEREAS the parties hereto intend to carry out the transaction contemplated herein by way of an arrangement under the provisions of the Canada Business Corporations Act;

         AND WHEREAS the parties hereto have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to such arrangement;

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereto hereby covenant and agree as follows:

                                   ARTICLE 1

                                 INTERPRETATION

1.1.     DEFINITIONS

         In this Agreement, unless the context otherwise requires:

         "ACQUISITION PROPOSAL" means any merger, amalgamation, take-over bid, sale of material assets (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale), any material sale of shares or rights or interests therein or thereto or any similar transaction involving Alliance or any Subsidiary of Alliance, or a proposal to do so, excluding the Arrangement and the transaction permitted pursuant to Section 5.2;

         "ALLIANCE COMMON SHAREHOLDERS" means the holders of Alliance Common Shares;

         "ALLIANCE COMMON SHARES" means the common shares of Alliance;

         "ALLIANCE DISCLOSURE LETTER" means the disclosure letter prepared by Alliance dated the date hereof and delivered to Bowater contemporaneously with the execution and delivery of this Agreement;

         "ALLIANCE MEETING" means such meeting or meetings of Alliance Common Shareholders as are required to be held in accordance with the Interim Order;

         "ALLIANCE PLANS" has the meaning set out in Section 16 of Schedule B;

         "ARRANGEMENT" means the arrangement involving Alliance and its shareholders under the provisions of Section 192 of the CBCA, on the terms and conditions set forth in the Plan of Arrangement;

         "ARTICLES OF ARRANGEMENT" means the articles of arrangement of Alliance in respect of the Arrangement required by the CBCA to be sent to the Director after the Final Order is made;

         "BOWATER CANADA" means Bowater Canada Inc., a corporation incorporated under the federal laws of Canada;

         "BOWATER COMMON SHAREHOLDERS" means the holders of Bowater Common
         Shares;

         "BOWATER COMMON SHARES" means the shares of common stock, U.S.$1.00 per share, of Bowater;

         "BOWATER DISCLOSURE LETTER" means the disclosure letter prepared by Bowater dated the date hereof and delivered to Alliance contemporaneously with the execution and delivery of this Agreement;

         "BUSINESS DAY" means any day, other than a Saturday, a Sunday and a statutory holiday in Toronto, Ontario, Montreal, Quebec or New York City, New York;

         "CBCA" means the Canada Business Corporations Act, R.S.C. 1985, c. C[ ]44, as amended;

         "CANADIAN ALLIANCE PLANS" means those Alliance Plans which apply or in any way relate to employees of Alliance or any Subsidiary who are employed in Canada;

         "CODE" means the United States Internal Revenue Code of 1986, as amended;

         "CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement dated as of March 29, 2001 between Alliance and Bowater;

         "COURT" means the Superior Court of Quebec, District of Montreal;

         "DIRECTOR" means the Director appointed pursuant to Section 260 of the CBCA;

         "DISSENT RIGHTS" means the rights of dissent of the Alliance Common Shareholders in respect of the Arrangement described in SECTION 3.1 in the Plan of Arrangement;

         "EFFECTIVE DATE" means the date stamped upon the Articles of Arrangement filed with the Director;

         "EMPLOYEE COMPENSATION AND BENEFIT ARRANGEMENTS" means:

         (a) salaries, wages, bonuses, vacation entitlements, commissions, fees, severance or termination plans, stock option plans, stock purchase plans, stock appreciation plans, incentive plans, deferred compensation plans, profit-sharing plans, equity or equity-based compensation plans and other similar benefits, plans, arrangements or policies; and

         (b) insurance, health, welfare, disability, pension, supplementary pension, retirement, travel, hospitalization, medical, dental, legal, counselling, eye care and other similar benefits, plans or arrangements (including, without limitation, all "EMPLOYEE BENEFIT PLANS", as defined in Section 3(3) of ERISA);

         "ENCUMBRANCE" includes, without limitation, any mortgage, pledge, assignment, charge, lien, security interest, easement, encroachment, lease, pledge, hypothecation, title retention agreement, adverse interest in property, or any other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing and any claim in this respect;

         "ENVIRONMENTAL APPROVALS" means all permits, certificates, licences, authorizations, approvals, consents, instructions, registrations, directions or approvals issued or required by Governmental Entities pursuant to Environmental Laws;

         "ENVIRONMENTAL LAWS" means all applicable Laws, including applicable common laws, relating to the protection and preservation of the environment (including, without limitation, ambient air, surface water, ground water, land surface and subsurface strata) and employee and public health and safety;

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder or with respect thereto;

         "EXCHANGEABLE SHARES" means the shares to be issued by Bowater Canada in connection with the Arrangement that are exchangeable for Bowater Common Shares;

         "FINAL ORDER" means the order of the Court approving the Arrangement, as such order may be amended at any time prior to the Effective Date or, if appealed, then unless such appeal is withdrawn or denied, as affirmed;

         "GOVERNMENTAL ENTITY" means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental, quasi-governmental, or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, and includes any first nations to the extent that they have jurisdiction and lawful authority under the law;

         "HAZARDOUS SUBSTANCE" means any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, toxic substance, dangerous substance or dangerous good as defined, judicially interpreted or identified in any Environmental Law or which when released into the environment is likely to cause, at some immediate or future time, harm or degradation to the environment or risk to human health, including, without limitation, PCBs, asbestos and hydrocarbons;

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, of the United States of America;

         "INTERIM ORDER" means the interim order of the Court, as the same may be amended, pursuant to subsection 192(4) of the CBCA containing declarations and directions in respect of Alliance and the Alliance Meeting under the CBCA with respect to the Arrangement;

         "IRS" means the Internal Revenue Service of the United States of
         America;

         "LAW(S)" means all statutes, laws, by-laws, rules, regulations, orders, ordinances, decrees, directives, protocols, codes, standards, guidelines, policies, notices, directions and judgments or other requirements of any Governmental Entity;

         "LEGAL PROCEEDING(S)" means any litigation, action, suit, investigation, hearing, claim, complaint, grievance, arbitration proceeding or other proceeding and includes any appeal or review and any application for same;

         "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used in connection with Alliance or Bowater, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, material and adverse to the business, operations or financial condition of such Party and its Subsidiaries other than any change, effect, event or occurrence relating to (i) the Canadian or United States economy or securities markets in general, (ii) any change in the trading price of the Alliance Common Shares or Bowater Common Shares, respectively, immediately following and reasonably attributable to the announcement of this Agreement and the transaction contemplated hereby, or (iii) the forest products industry in general (including commodity prices), and not specifically relating to Alliance or Bowater or their respective Subsidiaries, respectively;

         "PARTIES" means Alliance and Bowater; and "PARTY" means either one of them;

         "PLAN OF ARRANGEMENT" means the plan of arrangement substantially in the form and content of Schedule A annexed hereto and any amendment or variation thereto made in accordance with Section 6.1 of the Plan of Arrangement or Article 7 hereof;

         "PROXY CIRCULAR" means the management proxy circular prepared by Alliance for the Alliance Meeting;

         "RIGHTS PLAN RESOLUTION" means the resolution of the Alliance Common Shareholders approving the waiver of the application of the Alliance Shareholder Rights Plan Agreement to the Arrangement;

         "SEC" means the United States Securities and Exchange Commission;

         "SECURITIES AUTHORITIES" means each securities commission and each securities regulatory authority (including applicable stock exchanges) in each of the Provinces of Canada and in the United States and in such other jurisdictions in which securities filing or reporting requirements are applicable to Alliance or Bowater, as the case may be;

         "SUBSIDIARY" means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control or which is in a like relation to a Subsidiary, each Subsidiary of Alliance being disclosed in the Alliance Disclosure Letter;

         "SUPERIOR PROPOSAL" has the meaning ascribed to such term in Section 5.4(a);

         "TAX RETURNS" means all returns, declarations, reports, elections, forms, information returns, statements and other documents required to be filed with any taxing authority relating to Tax and/or Taxes;

         "TAX" and "TAXES" have the meaning ascribed thereto in Section 15 of Schedule B; and

         "US ALLIANCE PLANS" means those Alliance Plans which apply or in any way relate to employees of Alliance or any Subsidiary who are employed in the United States of America.

1.2.     INTERPRETATION NOT AFFECTED BY HEADING

         The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

1.3.     ARTICLE REFERENCES

         Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.4.     NUMBER AND GENDER

         In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa; words importing gender shall include all genders; and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any governmental agency, political subdivision or instrumentality thereof).

1.5.     DATE FOR ANY ACTION

         If the date on which any action is required to be taken hereunder by any Party is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

1.6.     ALLIANCE SUBSIDIARIES

         To the extent any representations, warranties, covenants or agreements contained herein relate, directly or indirectly, to a Subsidiary of Alliance, each such provision shall be construed as a covenant by Alliance to cause (to the fullest extent to which it is legally capable) such Subsidiary to perform the required action.

1.7.     CURRENCY

         Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of Canada.

1.8.     SCHEDULES

         Schedules A, B and C annexed to this Agreement, being the Plan of Arrangement (including the provisions attaching to the Exchangeable Shares), and the representations and warranties of Alliance and Bowater, respectively, are incorporated by reference into this Agreement and form part hereof.

1.9.     ACCOUNTING MATTERS

         Unless otherwise stated, all accounting terms used in this Agreement in respect of Alliance shall have the meanings attributable thereto under Canadian generally accepted accounting principles as approved from time to time by the Canadian Institute of Chartered Accountants, or any successor entity, applicable as at the date on which such principles are approved and all determinations of an accounting nature in respect of Alliance required to be made shall be made in a manner consistent with such accounting principles. Unless otherwise stated, all accounting terms used in this Agreement in respect of Bowater shall have the meanings attributable thereto under United States generally accepted accounting principles and all determinations of an accounting nature required to be made in respect of Bowater shall be made in a manner consistent with such accounting principles.

1.10.    MATERIAL

         The terms "MATERIAL" and "MATERIALLY" shall, when used in this Agreement, be construed, measured or assessed on the basis of whether the matter would materially affect a Party and its Subsidiaries or would significantly impede the ability to complete the Arrangement in accordance with this Agreement.

                                    ARTICLE 2

                                 THE ARRANGEMENT

2.1.     ARRANGEMENT

         (a) As soon as reasonably practicable, Alliance shall apply to the Court pursuant to section 192 of the CBCA for an order approving the Arrangement and, in connection with such application, Alliance shall:

                  (i) file, proceed with and diligently prosecute an application for an Interim Order providing for, among other things, the calling and holding of the Alliance Meeting for the purpose of considering and, if deemed advisable, approving the Arrangement; and

                  (ii) subject to obtaining the approvals as contemplated in the Interim Order and as may be directed by the Court in the Interim Order, take all steps necessary or desirable to submit the Arrangement to the Court and apply for the Final Order, and, subject to the fulfilment or waiver of the conditions set forth in Article 6, Alliance shall deliver Articles of Arrangement to the Director and such other documents as may be required to give effect to the Arrangement as soon as reasonably practicable.

         (b) The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, and all as subject to the provisions of the Plan of Arrangement, provide as follows:

                  (i) each shareholder of Alliance (other than shareholders who validly exercise Dissent Rights and who are ultimately entitled to be paid the fair value of the Alliance Common Shares held by them) shall be entitled to receive for each Alliance Common Share held (A) $13 cash and (B) 0.166 Exchangeable Shares or Bowater Common Shares on the terms and subject to the limitations and conditions set out in the Plan of Arrangement; and

                  (ii) Bowater shall become the holder, indirectly through one or more Subsidiaries of Bowater (including the Subsidiary of Bowater issuing the Exchangeable Shares), of all of the issued and outstanding Alliance Common Shares (other than those Alliance Common Shares held by Alliance Common Shareholders who have exercised Dissent Rights).

2.2.     EFFECTIVE DATE

         The Arrangement shall become effective on the Effective Date and the steps to be carried out pursuant to the Arrangement shall become effective on the Effective Date in the order set out in the Plan of Arrangement.

2.3.     ALLIANCE APPROVAL

         (a) Alliance represents as of the date hereof that its directors (other than those directors who are advisors or legal counsel for Alliance and who abstain from voting) have determined unanimously that:

                  (i) the Arrangement is fair to the Alliance Common Shareholders and is in the best interests of Alliance; and

                  (ii) Alliance's Board of Directors unanimously will recommend (including without limitation in the Proxy Circular) that the Alliance Common Shareholders vote in favour of the Arrangement (subject to Section 5.4);

         (b) Alliance represents as of the date hereof that its Board of Directors has received opinions from each of BMO Nesbitt Burns Inc. and Merrill Lynch & Co., the financial advisors to Alliance, that the consideration to be received by the

                  Alliance Common Shareholders under the Arrangement is fair, from a financial point of view, to the Alliance Common Shareholders; and

         (c) Alliance represents as of the date hereof that each of its directors has advised it that he intends to vote the Alliance Common Shares held by them in favour of the Arrangement and will, accordingly, so represent in the Proxy Circular.

2.4.     BOWATER APPROVAL

         Bowater represents as of the date hereof that its Board of Directors has determined unanimously that this Agreement is in the best interests of Bowater.

2.5.     SHAREHOLDER RIGHTS PLAN

         Alliance covenants and represents to Bowater that its Board of Directors has resolved to take all action necessary in order to ensure that the Separation Time (as defined in the Amended Alliance Shareholder Rights Plan Agreement dated as of December 1, 1999, as amended as of April 18, 2000) does not occur in connection with this Agreement or the Arrangement and, subject to
Section 5.4, to recommend to the Alliance Common Shareholders that they approve such resolutions (which shall be considered at the Alliance Meeting and be included in the Proxy Circular), including the Rights Plan Resolution, and take such actions as may be necessary in order to waive, and permit the Board of Directors to waive, the application of the Alliance Shareholder Rights Plan Agreement to this Agreement and to the Arrangement and covenants to take all action necessary pursuant to the Alliance Shareholder Rights Plan Agreement to seek such waiver and the consent of the Alliance Common Shareholders to such waiver.

                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF ALLIANCE

3.1.     REPRESENTATIONS

         Alliance hereby makes to Bowater the representations and warranties as set forth in Schedule B to this Agreement and acknowledges that Bowater is relying upon those representations and warranties in connection with entering into this Agreement.

3.2.     INVESTIGATION

         Any investigation by Bowater and its advisors shall not mitigate, diminish or affect the representations and warranties of Alliance pursuant to this Agreement.

3.3.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Alliance contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated and extinguished on the Effective Date.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF BOWATER

4.1.     REPRESENTATIONS

         Bowater hereby makes to Alliance the representations and warranties as set forth in Schedule C to this Agreement and acknowledges that Alliance is relying upon those representations and warranties in connection with entering into this Agreement.

4.2.     INVESTIGATION

         Any investigation by Alliance and its advisors shall not mitigate, diminish or affect the representations and warranties of Bowater pursuant to this Agreement.

4.3.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Bowater contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated and extinguished on the Effective Date.

                                   ARTICLE 5

                                    COVENANTS

5.1.     CONSULTATION


         The Parties agree to consult with each other in issuing any press releases or otherwise making public statements with respect to this Agreement or the Arrangement and in making any filings with any federal, provincial or state governmental or regulatory agency or with any securities exchange with respect thereto. Each Party shall use its commercially reasonable efforts to enable the other Party to review and comment on all such press releases and filings prior to release thereof. The Parties agree to issue jointly a press release with respect to this Agreement as soon as practicable, in a form acceptable to each Party, and each Party agrees to file a copy of this Agreement with applicable regulatory authorities.

5.2.     COVENANTS OF ALLIANCE

         Subject to the terms and conditions of the Interim Order and to applicable laws and regulations, Alliance covenants and agrees that until the Effective Date or the day upon which this Agreement is terminated, whichever is earlier:

         (a) in a timely and expeditious manner, it shall file, proceed with and diligently prosecute an application to the Court for the Interim Order; provided, however, that notwithstanding the foregoing the Parties agree to consult regarding, as soon as possible, seeking the Interim Order and mailing the Proxy Circular earlier than as required hereby;

         (b)      in a timely and expeditious manner it shall:

                  (i) forthwith carry out such terms of the Interim Order as are required under the terms thereof to be done by Alliance;

                  (ii) prepare, in consultation with Bowater, and file a Proxy Circular with respect to the Alliance Meeting in all jurisdictions where the same is required to be filed and mail the same as ordered by the Interim Order and in accordance with all applicable Laws, in all jurisdictions where the same is required, complying in all material respects with all applicable Laws on the date of mailing thereof and containing full, true and plain disclosure of all material facts relating to the Arrangement and Alliance and not containing any misrepresentation (as defined under applicable securities Laws) with respect thereto;

                  (iii) use its commercially reasonable efforts to solicit from the Alliance Common Shareholders proxies in favour of approval of the Arrangement and the Rights Plan Resolution and take all other action that is necessary or desirable to secure the approval of the Arrangement and the Rights Plan Resolution by the Alliance Common Shareholders at the Alliance Meeting;

                  (iv) use its commercially reasonable efforts to convene the Alliance Meeting for the purpose of considering a special resolution approving the Arrangement and the Rights Plan Resolution by July 19, 2001, but in any event no later than September 30, 2001, and distribute copies of this Agreement (or a written summary thereof prepared by Alliance in form and substance reasonably satisfactory to Bowater), in each case as ordered by the Interim Order;

                  (v) provide notice to Bowater of the Alliance Meeting and allow Bowater's representatives to attend the Alliance Meeting unless such attendance is prohibited by the Interim Order; and

                  (vi) conduct the Alliance Meeting in accordance with the Interim Order, the by-laws of Alliance and any instrument governing such meeting, as applicable, and as otherwise required by applicable Laws;

         (c) in a timely and expeditious manner, it shall prepare (in consultation with Bowater) and file any mutually agreed (or otherwise required by applicable Laws) amendments or supplements to the Proxy Circular with respect to the Alliance Meeting and mail the same as required by the Interim Order and in accordance with all applicable Laws, in all jurisdictions where the same is required, complying in all material respects with all applicable legal requirements on the date of mailing thereof;

         (d) subject to the approval of the Arrangement at the Alliance Meeting in accordance with the provisions of the Interim Order, it shall forthwith file, proceed with and diligently prosecute an application for the Final Order;

         (e) it shall forthwith carry out the terms of the Interim Order and the Final Order and, subject to the receipt of the Final Order, the satisfaction of the conditions precedent in favour of Alliance and the receipt of the written confirmation of Bowater that the conditions precedent in favour of Bowater have been satisfied or waived by Bowater, file Articles of Arrangement and the Final Order with the Director in order for the Arrangement to become effective;

         (f) except for proxies and other non-substantive communications, it shall furnish promptly to Bowater a copy of each notice, report, schedule or other document or communication delivered, filed or received by Alliance in connection with the Arrangement or the Interim Order, the Alliance Meeting or any other meeting of Alliance security holders or class of security holders which all such holders, as the case may be, are entitled to attend, any filings under applicable Laws and any dealings with regulatory agencies (including, without limitation, all Securities Authorities) in connection with, or in any way affecting, the transaction contemplated herein;

         (g) it shall assist and cooperate in the preparation and filing with all applicable Securities Authorities of all necessary applications to seek exemptions, if required, from the prospectus, registration and other requirements of the applicable securities laws of Canada and the United States for the issue by Bowater Canada of the Exchangeable Shares and the issue by Bowater of Bowater Common Shares pursuant to the Arrangement and the resale of such shares (other than by control persons and subject to requirements of general application) in, respectively, Canada and the United States;

         (h) except as contemplated in this Agreement, it shall, and shall cause each of its Subsidiaries to, conduct its and their respective businesses only in, and not take any action except in, the usual, ordinary and regular course of business and consistent with past practice;

         (i) except as contemplated in this Agreement, it shall not, without the prior written consent of Bowater, which consent shall not be unreasonably withheld, directly or indirectly do or permit to occur any of the following:

                  (i) issue, sell, pledge, lease, dispose of, encumber or agree to issue, sell, pledge, lease, dispose of or encumber (or permit any of its Subsidiaries to issue, sell, pledge, lease, dispose of, encumber or agree to issue, sell, pledge, lease, dispose of or encumber):

                           A. any shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of it or any of its Subsidiaries, other than pursuant to the exercise of stock options (whether vested or unvested) currently outstanding or under existing share issuance plans in accordance with their current terms;

                           B. except in the usual, ordinary and regular course of business and consistent with past practice, any assets of it or any of its Subsidiaries;

                  (ii) amend or propose to amend its articles or by-laws or those of any of its Subsidiaries;

                  (iii) split, combine or reclassify any of its outstanding shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to its shares;

                  (iv) redeem, purchase or offer to purchase (or permit any of its Subsidiaries to redeem, purchase or offer to purchase) any shares or other securities of it or any of its Subsidiaries, unless otherwise required by the terms of such securities;

                  (v) reorganize, amalgamate or merge it or any of its Subsidiaries with any other person, corporation, partnership or other business organization whatsoever;

                  (vi) acquire or agree to acquire any interest in any person, corporation, partnership, joint venture or other business organization or division or acquire or agree to acquire any assets, which, in each case are, individually or in the aggregate, material;

                  (vii) except in the usual, ordinary and regular course of business and consistent with past practice: (A) satisfy or settle any Legal

                           Proceeding or any matter which could give rise to a Legal Proceeding or any liabilities, except such as have been reserved against in its financial statements delivered to Bowater, which are, individually or in the aggregate, material; (B) relinquish any contractual rights which are, individually or in the aggregate, material; or (C) enter into any interest rate, currency or commodity swaps, hedges or other similar financial instruments;

                  (viii) except for the purpose of the renewal of or the replacement of existing credit facilities on terms that are substantially the same as the existing credit facilities that are to be renewed or replaced, incur or commit to provide guarantees, or issue any amount of debt securities;

                  (ix) incur or commit to capital expenditures prior to the Effective Date, individually or in the aggregate, exceeding $15,000,000, unless such capital expenditure is currently provided for in Alliance's current capital expenditures program as disclosed in the Alliance Disclosure Letter;

                  (x) make any changes to its existing accounting practices or make any material tax election;

         (j) without the prior written consent of Bowater, it shall not, and shall not allow any of its Subsidiaries to:

                  (i) other than in the usual, ordinary and regular course of business and consistent with past practice or pursuant to existing Employee Compensation and Benefit Arrangements enter into increase or modify any Compensation and Benefit Arrangements, collective bargaining agreements or similar agreements, plans, policies or arrangements with, increase any benefits payable to, or make any loan to, any officers, directors or employees of it; or

                  (ii) other than in the usual, ordinary and regular course of business and consistent with past practice or pursuant to existing Employee Compensation and Benefit Arrangements in the case of employees who are not officers or directors, take any action with respect to the entering into increasing or modifying of any Employee Compensation and Benefit Arrangements, collective bargaining agreement or similar agreements, plans, policies or arrangements or any other form of compensation or profit sharing or with respect to any increase of benefits payable;

                  provided that the foregoing shall not prevent Alliance from taking such actions as are reasonably necessary so that the condition relating to the exercise or termination of stock options referred to in Section 6.3(f) can be fulfilled. In such regard, Alliance agrees to keep Bowater informed as to the arrangements which

                  Alliance believes are necessary to fulfil such condition in
                  Section 6.3(f) so that Bowater can participate in the decisions made by Alliance;

         (k) it shall not allow (and shall cause each of its Subsidiaries not to allow) its current insurance (or re-insurance) policies to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect and, at or prior to the Effective Date, to acquire insurance through a "discovery" endorsement which protects directors and officers of Alliance (including former directors and officers) if requested by Bowater and on such terms as approved by Bowater;

         (l)      it shall:

                  (i) use its commercially reasonable efforts to preserve intact its business organizations and goodwill, maintain satisfactory relationships with suppliers, agents, distributors, customers and others having business relationships with it or its Subsidiaries;

                  (ii) not take any action, or permit any of its Subsidiaries to take any action, that would interfere with or be inconsistent with the completion of the transaction contemplated hereunder or would render, or that reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect at any time prior to the Effective Date if then made; and

                  (iii) promptly notify Bowater of any material adverse change, or any change which could reasonably be expected to become a material adverse change, in respect of its or any of its Subsidiaries' businesses or in the operation of its or any of its Subsidiaries' businesses or in the operation of its or any of its Subsidiaries' properties, and of any material Governmental Entity or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated);

         (m) it shall not and shall cause its Subsidiaries not to settle or compromise any Legal Proceeding or any matter which could give rise to a Legal Proceeding brought by any present, former or purported holder of any of its securities in connection with the transaction contemplated by this Agreement or the Arrangement prior to the Effective Date without the prior written consent of Bowater;

         (n) except in the usual, ordinary and regular course of business and consistent with past practice or as contemplated herein, it and its Subsidiaries shall not enter into or modify in any material respect any contract, agreement, commitment or arrangement which new contract or series of related new contracts or modification to an existing contract or series of related existing contracts would be material to Alliance or any of its Subsidiaries or which would have a material adverse effect on Alliance or any of its Subsidiaries;

         (o) it shall use its commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder set forth in Article 6 to the extent the same is within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the Arrangement and the transaction contemplated by this Agreement, including using its commercially reasonable efforts to:

                  (i) obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases and other contracts;

                  (ii) obtain all necessary consents, approvals and authorizations as are required to be obtained by it under any applicable Law;

                  (iii) effect all necessary registrations and filings and submissions of information requested by Governmental Entities required to be effected by it in connection with the Arrangement and the transaction contemplated by this Agreement and participate and appear in any proceedings of either Party before Governmental Entities;

                  (iv) oppose, lift or rescind any injunction or restraining order or other order or action seeking to stop, or otherwise adversely affecting the ability of the Parties to consummate, the transaction contemplated hereby or the Arrangement;

                  (v) fulfill all conditions and satisfy all provisions of this Agreement and the Arrangement; and

                  (vi) cooperate with Bowater in connection with the performance by it of its obligations hereunder;

         (p) it shall not take any action, refrain from taking any action or (subject to its commercially reasonable efforts) permit any action to be taken or not taken, inconsistent with this Agreement or which would reasonably be expected to significantly impede the consummation of the Arrangement, provided that where Alliance is required to take any such action or refrain from taking such action as a result of this Agreement, Alliance shall immediately notify Bowater in writing of such circumstances;

         (q) it shall, in all material respects, conduct itself so as to keep Bowater fully informed as to the material decisions or actions required or required to be made with respect to the operation of its business and the businesses of its Subsidiaries; provided that such disclosure is not otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver could not be obtained or is in respect of customer-specific competitively sensitive information relating to areas or projects where Alliance and Bowater are competitors;

         (r) it shall make, or cooperate as necessary in the making of, all other necessary filings and applications under all applicable Laws required in connection with the transaction contemplated herein and take all reasonable action necessary to be in compliance with such Laws;

         (s) it shall conduct its affairs and shall cause its Subsidiaries to conduct their affairs so that all of its representations and warranties contained herein shall be true and correct in all material respects on and as of the Effective Date as if made on and as of such date;

         (t) it shall not allow the indebtedness of Alliance and its Subsidiaries for borrowed money (whether current or long term) to exceed $500 Million;

         (u) it shall co-operate with Bowater in a timely and expeditious manner and shall use its commercially reasonable efforts to facilitate an orderly merger on the Effective Date of Alliance's business with Bowater's business including, without limitation, ensuring Bowater has sufficient access to information for its purpose in accordance with the provisions of Section 5.6 hereof.

5.3.     COVENANTS OF BOWATER

         Bowater covenants and agrees that until the Effective Date or the day upon which this Agreement is terminated, whichever is earlier:

         (a) it shall take all such steps and do all such acts and things, including without limitation, making or causing to be made cash payments and issuing Exchangeable Shares and Bowater Common Shares, as are specified in the Plan of Arrangement and the Final Order to be taken or done by Bowater or any Subsidiary of Bowater;

         (b) it shall not split, combine or reclassify any of its outstanding shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to its shares (other than regular quarterly dividends in respect of its common shares, in amounts consistent with past practice, and dividends provided for pursuant to the provisions of its preferred shares);

         (c) it shall use its commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder set forth in Article 6 to the extent the same is within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the Arrangement and the transaction contemplated by this Agreement, including using its commercially reasonable efforts to:

                  (i) obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases and other contracts;

                  (ii) obtain all necessary consents, approvals and authorizations as are required to be obtained by it under any applicable Law;

                  (iii) effect all necessary registrations and filings and submissions of information requested by Governmental Entities required to be effected by it in connection with the Arrangement and the transaction contemplated by this Agreement and participate, and appear in any proceedings of, either Party before Governmental Entities;

                  (iv) oppose, lift or rescind any injunction or restraining order or other order or action seeking to stop, or otherwise adversely affecting the ability of the parties to consummate, the transaction contemplated hereby or the Arrangement;

                  (v) fulfill all conditions precedent to Alliance's obligations hereunder and satisfy all provisions of this Agreement and the Arrangement applicable to it; and

                  (vi) cooperate with Alliance in connection with the performance by it of its obligations hereunder;

         (d)      it shall:

                  (i) ensure that its authorized and issued capital includes one share of special voting stock of Bowater, which entitles the holder of record to a number of votes at meetings of holders of Bowater Common Shares equal to the number of Exchangeable Shares outstanding from time to time; and

                  (ii) authorize Bowater Common Shares to be issued in the Arrangement and a sufficient number of Bowater Common Shares so that the retraction and exchange rights attached to the Exchangeable Shares may be honoured;

         (e) in a timely and expeditious manner, it shall provide to Alliance all information as may be reasonably requested by Alliance or as required by the Interim Order or applicable Laws with respect to Bowater and its Subsidiaries and their respective businesses and properties for inclusion in the Proxy Circular with respect to the Alliance Meeting or in any amendments or supplements to such Proxy Circular complying in all material respects with all applicable Laws on the date of mailing thereof and containing full, true and plain disclosure of all material facts relating to Bowater and not containing any misrepresentation (as defined under applicable securities laws) with respect thereto, Bowater agreeing to use its commercially reasonable efforts to provide such information to Alliance in a timely and expeditious manner;

         (f) it shall prepare and file with all applicable Securities Authorities all necessary applications to seek exemptions, if required, from the prospectus, registration and other requirements of the applicable securities laws of Canada and the United States for the issue by a Subsidiary of Bowater of Exchangeable Shares and the issue by Bowater of Bowater Common Shares pursuant to the Arrangement and the resale of such shares (other than by control persons and subject to requirements of general application) in, respectively, Canada and the United States;

         (g) it shall use its commercially reasonable efforts to enable the Exchangeable Shares to be issued under the Arrangement to be conditionally approved for listing on The Toronto Stock Exchange, subject to filing of required documentation and subject to meeting the listing requirements of The Toronto Stock Exchange;

         (h)      it shall:

                  (i) not take any action, or permit any of its Subsidiaries to take any action, that would interfere with or be inconsistent with the completion of the transaction contemplated hereunder or would render, or that reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect at any time prior to the Effective Date if then made; and

                  (ii) promptly notify Alliance of any material adverse change, or any change which could reasonably be expected to become a material adverse change, in respect of its or any of its Subsidiaries' businesses or in the operation of its or any of its Subsidiaries' businesses or in the operation of its or any of its Subsidiaries' properties, and of any material Governmental Entity or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated); and

         (i) it shall conduct its affairs and shall cause its Subsidiaries to conduct their affairs so that all of its representations and warranties contained herein shall be true and correct in all material respects on and as of the Effective Date as if made on and as of such date.

5.4.     COVENANTS REGARDING NON-SOLICITATION

         (a) Alliance shall not, directly or indirectly, through any officer, director, employee, representative or agent of Alliance or any of its Subsidiaries, solicit, initiate or knowingly encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding an Acquisition Proposal, participate in any discussions or negotiations regarding any Acquisition Proposal, approve or recommend any Acquisition Proposal or cause Alliance to enter into any agreement related to any Acquisition Proposal, or withdraw or modify in a manner adverse to Bowater the approval of the Board of Directors of Alliance of the transaction contemplated hereby; provided, however, that subject to Section 5.5 but notwithstanding the preceding part of this Section 5.4(a) and any other provision of this Agreement, nothing shall prevent the Board of Directors of Alliance from considering, negotiating, approving, recommending to its shareholders or entering into an agreement in respect of an unsolicited bona fide written Acquisition Proposal that the Board of Directors of Alliance determines in good faith, after consultation with financial advisors and after receiving an opinion of outside counsel to the effect that the Board of Directors of Alliance is required to take such action in order to discharge properly its fiduciary duties, would, if consummated in accordance with its terms, result in a transaction more favourable to Alliance's shareholders than the transaction contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "SUPERIOR PROPOSAL");

         (b) Alliance shall promptly notify Bowater of any current Acquisition Proposals or of any future Acquisition Proposal of which its directors or senior officers become aware, or any amendments to the foregoing, or any request for non-public information relating to Alliance or any of its Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of Alliance or any Subsidiary by any person or entity that informs Alliance or such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice shall include a description of the material terms and conditions of any proposal and provide such details of the proposal, inquiry or contact as Bowater may reasonably request including the identity of the person making such proposal, inquiry or contact;

         (c) If Alliance receives a request for material non-public information from a person who proposes a bona fide Acquisition Proposal in respect of Alliance (the existence and content of which have been disclosed to Bowater), and the Board of Directors of Alliance determines that such proposal would be a Superior Proposal pursuant to Section 5.4(a) having received the advice referred to therein, then, and only in such case, the Board of Directors of Alliance may, subject to the execution of a confidentiality agreement containing a standstill provision substantially similar to that contained in Section 5.7, provide such person with access to information regarding Alliance; provided, however, that the person making the

                  Acquisition Proposal shall not be precluded thereunder from making the Acquisition Proposal, and provided further that Alliance sends a copy of any such confidentiality agreement to Bowater immediately upon its execution and Bowater is provided with a list of or copies of the information provided to such person and is immediately provided with access to similar information to which such person was provided, and provided further that if the Confidentiality Agreement does not contain a standstill provision which is substantially similar to that contained in Section 5.7 and such provision is more favourable to the other party thereto than that contained in Section 5.7 in respect of Bowater, the provisions of Section 5.7 as they relate to Bowater and the corresponding provisions of the Confidentiality Agreement shall be deemed to be amended to include such more favourable terms; and

         (d) Alliance shall ensure that its officers, directors and employees and its Subsidiaries and any financial advisors or other advisors or representatives retained by it are aware of the provisions of this Section 5.4, and it shall be responsible for any breach of this Section 5.4 by any of such persons.

5.5.     NOTICE BY ALLIANCE OF SUPERIOR PROPOSAL DETERMINATION

         Alliance shall not accept, approve, recommend or enter into any agreement in respect of an Acquisition Proposal (other than a confidentiality agreement) on the basis that it would constitute a Superior Proposal unless (a) it has provided Bowater with a copy of the Acquisition Proposal document which the Board of Directors of Alliance has determined would be a Superior Proposal, and (b) five Business Days shall have elapsed from the later of the date Bowater received notice of the proposed determination to accept, approve, recommend or enter into an agreement in respect of such Acquisition Proposal, and the date Bowater received a copy of the Acquisition Proposal document. Such Acquisition Proposal document shall constitute confidential Information for the purposes of
Section 5.6(c) and Evaluation Material for the purposes of the Confidentiality Agreement.

         During such five Business Day period, Alliance acknowledges that Bowater shall have the opportunity, but not the obligation, to offer to amend the terms of this Agreement and the Arrangement. The Board of Directors of Alliance will review any offer by Bowater to amend the terms of this Agreement in good faith in order to determine, in its discretion in the exercise of its fiduciary duties, whether Bowater's offer upon acceptance by Alliance would result in the Acquisition Proposal not being a Superior Proposal. If the Board of Directors of Alliance so determines, it will enter into an amended agreement with Bowater reflecting Bowater's amended proposal. If the Board of Directors of Alliance determines that the Acquisition Proposal is nonetheless a Superior Proposal Section 8.1 shall apply.

         Alliance also acknowledges and agrees that each successive modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of the requirement under clause (b) of this Section 5.5 to initiate an additional five Business Day notice period.

5.6.     ACCESS TO INFORMATION

         (a) Subject to Section 5.6(c) and applicable Laws, upon reasonable notice, Alliance shall (and shall cause each of its Subsidiaries to) afford Bowater's officers, employees, counsel, accountants and other authorized representatives and advisors ("REPRESENTATIVES") access, during normal business hours from the date hereof and until the earlier of the Effective Date or the termination of this Agreement, to its properties, books, contracts and records as well as to its management personnel, consultants, customers, suppliers and such other persons as Bowater reasonably believes it has a business purpose in contacting (with full opportunity to discuss the Alliance business including its financial condition, results of operation and prospects) and, during such period, Alliance shall (and shall cause each of its Subsidiaries to) furnish promptly to Bowater all information (including photocopies thereof when requested by Bowater) concerning Alliance's business, properties, personnel, consultants, customers and suppliers as Bowater may reasonably request. Nothing in the foregoing shall require Alliance to disclose information subject to a written confidentiality agreement with third parties, or customer-specific or competitively sensitive information relating to areas or projects where Bowater is a competitor. Bowater will use its commercially reasonable efforts to consult with Alliance prior to consultation with any third party with respect to whom Bowater does not otherwise have a business relationship in the ordinary course of business.

         (b) Subject to Section 5.6(c) and applicable Laws, upon reasonable notice, Bowater shall afford Alliance's counsel and its financial advisors, BMO Nesbitt Burns Inc. and Merrill Lynch & Co, an opportunity to conduct due diligence on Bowater and its Subsidiaries to enable each of them to prepare and deliver its written fairness opinion.

         (c) The Parties acknowledge that certain information provided to each other under Section 5.6(a) and Section 5.6(b) above will be non-public and/or proprietary in nature (the "INFORMATION"). Except as permitted below, each Party will keep Information confidential and will not, without the prior written consent of the other, disclose it, in any manner whatsoever, in whole or in part, to any other person, and neither Party will use it for any purpose other than to evaluate the transaction contemplated by this Agreement. The Parties will each make all reasonable, necessary and appropriate efforts to safeguard the Information from disclosure to anyone other than as permitted hereby and to control the copies, extracts or reproductions made of the Information. The Information may be provided to the representatives of a Party who require access to the same to assist it in proceeding in good faith with the transaction contemplated by this Agreement, and whose assistance is required for such purposes, provided that such Party has first informed such representatives to whom Information is provided that the representative has the same obligations, including as to confidentiality, restricted use and otherwise, that such Party has with respect to such Information. This provision shall not apply as to such portions of the

                  Information that: (a) are or become generally available to the public other than as a result of disclosure by the receiving Party or its representatives; (b) become available to a Party on a non-confidential basis from a source other than, directly or indirectly, the other Party or its representatives, provided that such source is not to the knowledge of the receiving Party, upon reasonable inquiry, bound by a confidentiality agreement with the Party providing the Information or otherwise prohibited from transmitting the Information to the receiving Party by a contractual, legal or fiduciary obligation; (c) were known to a Party or were in its possession on a non-confidential basis prior to being disclosed to it by the Party providing the Information or by someone on its behalf; or (d) are required by applicable Laws or court order to be disclosed. The provisions of this Section 5.6(c) shall survive the termination of this Agreement.

5.7.     MUTUAL STANDSTILL


         During the period commencing on the date hereof and continuing until the later of: (a) September 30, 2001; and (b) the earlier of (i) the Effective Date and (ii) the termination of this Agreement, other than pursuant to this Agreement (including without limitation Section 5.5), the Arrangement and the transaction contemplated hereby, each Party agrees that it will not, except in connection with this Agreement or the Arrangement or with the prior approval of the other Party, which approval may be given on such terms as the other Party may determine: (A) acquire, agree to acquire or make any proposal to acquire, in any manner, any securities or property of the other Party; (B) assist, advise or encourage any other persons to acquire or agree to acquire, in any manner, any security or property of the other Party; (C) solicit proxies of the shareholders of the other Party or form, join in or in any way participate in a proxy group with respect to the voting of any voting securities of the other Party (but for greater certainty Alliance acknowledges that Bowater and its agents and advisors (including Goldman, Sachs & Co.) will be entitled to solicit proxies and otherwise influence any person to vote in favour of the Arrangement at the Alliance Meeting and Bowater acknowledges that Alliance and its agents and advisors (including BMO Nesbitt Burns Inc. and Merrill Lynch & Co) will be entitled to solicit proxies and otherwise influence any person to vote in favour of the Arrangement at the Alliance Meeting); (D) seek any modification to or waiver of the agreements and obligations under the Confidentiality Agreement, save and except to the extent provided for in Section 5.4(c), or (E) make any public announcement with respect to the foregoing, except as may be required by applicable law or regulatory authorities. For the purpose of this Section 5.7, a Party shall include Subsidiaries of such Party and their successors. The provisions of this Section 5.7 shall be of no force or effect against Bowater in the event that:

         (a) a third party in no way related to Bowater makes or enters into an agreement to make a take-over bid to acquire directly or indirectly more than 50% of the then outstanding Alliance Common Shares or enters into an agreement with respect to an amalgamation, plan of arrangement or similar regrouping combination to the same effect involving Alliance; or that

         (b) Bowater proposes to enter into a plan of arrangement, or such other form of transaction in virtue of which Bowater proposes to acquire directly or indirectly all of the then outstanding Alliance Common Shares at a price equal to or higher than $26 per share payable in a combination of up to 50% of the total purchase price in cash and the balance in Bowater Common Shares or in shares of Bowater's listed Canadian Subsidiary exchangeable into Bowater Common Shares.

5.8.     INSURANCE

         (a) Bowater shall ensure that the by-laws of Alliance or of any corporation continuing following any amalgamation, merger, plan of arrangement, consolidation or winding-up of Alliance with or into one or more other persons (a "SURVIVING CORPORATION") shall contain the provisions with respect to indemnification now set forth in Alliance's By-Laws (or as provided in Article Eleventh of Bowater's Restated Certificate of Incorporation), which provision shall, unless required by Law, not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Date in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Date, were directors or officers of Alliance; and Bowater shall, subject to applicable Law, ensure that the obligations of Alliance under any indemnification agreements between Alliance and its directors and officers previously disclosed to Bowater in the Alliance Disclosure Letter are assumed by the Surviving Corporation.

         (b) Bowater agrees that from the Effective Date until the sixth anniversary of the Effective Date it will maintain or cause Alliance or any Surviving Corporation to maintain Alliance's current directors' and officers' insurance or another policy or "DISCOVERY" endorsement, on terms and conditions which are no less advantageous to the directors and officers of Alliance and providing no less coverage than Alliance's existing directors' and officers' insurance, for all present and former directors and officers of Alliance, covering claims made prior to or within such period of time. At the election of Bowater and upon reasonable notice to Alliance, Alliance will acquire the insurance through a "DISCOVERY" endorsement referred to in
                  Section 5.2(k) of this Agreement prior to the Effective Date; and

         (c) Alliance will not, and Alliance will use its commercially reasonable efforts to cause the insured persons under such directors' and officers' insurance policies not to, take any actions which might impair the coverage thereunder or cause an increase in the premiums therefor.

5.9.     ANCILLARY AGREEMENTS

         The Parties agree that the support agreement and the voting and exchange trust agreement referenced in the provisions attaching to the Exchangeable Shares set out on Exhibit 1 to Schedule A annexed hereto shall apply to the Arrangement contemplated herein.

5.10.    MERGER OF COVENANTS

         The covenants set out in this Agreement (except for Sections 5.6(c), 5.8, 5.9, 5.10, 8.1 and 10.1 which shall survive the completion of the Arrangement) shall not survive the completion of the Arrangement, and shall expire and be terminated without recourse between the Parties upon such completion.

                                    ARTICLE 6

                                   CONDITIONS

6.1.     MUTUAL CONDITIONS


         The obligations of Alliance and Bowater to complete the transaction contemplated hereby are subject to the fulfilment of the following conditions on or before the Effective Date or such other time as is specified below:

         (a) the Interim Order shall have been granted in form and substance satisfactory to Alliance and Bowater, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such Parties, acting reasonably, on appeal or otherwise;

         (b) the resolutions set forth in the Proxy Circular shall have been passed at the Alliance Meeting, duly approving the Arrangement, in accordance with the Interim Order;

         (c) the Final Order shall have been granted in form and substance satisfactory to Alliance and Bowater, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such Parties, acting reasonably, on appeal or otherwise;

         (d) the Articles of Arrangement relating to the Arrangement shall be in form and substance satisfactory to Alliance and Bowater, acting reasonably;

         (e) the Effective Date shall be on or before September 30, 2001, subject to any extension available to a Party pursuant to
                  Section 6.4;

         (f) there shall be no action taken under any Law or by any Governmental Entity that:

                           (i) makes it illegal or otherwise directly or indirectly restrains, enjoins or prohibits the Arrangement or any other transaction contemplated herein; or

                           (ii) results, or could reasonably be expected to result, in a judgment or assessment of damages, directly or indirectly, relating to the transaction contemplated herein which is materially adverse to either Alliance or Bowater;

         (g) all consents, waivers, permits, orders and approvals of any Governmental Entity (other than as contemplated in Section 6.1(h), (i) and (j) which shall be subject to the specific provisions thereof) or other person, and the expiry of any waiting periods, in connection with, or required to permit, the consummation of the Arrangement, the failure of which to obtain or the non-expiry of which would be materially adverse to Alliance or Bowater, as the case may be, or materially impede the completion of the Arrangement, shall have been obtained or received on terms that will not have a material adverse effect on Alliance or Bowater or reasonably satisfactory evidence thereof shall have been delivered to each Party;

         (h) Bowater shall have received evidence satisfactory to Bowater, and on terms and conditions satisfactory to Bowater, that the Minister designated under the Investment Canada Act has been satisfied or has been deemed to have been satisfied that the transaction contemplated by this Agreement and the Plan of Arrangement is likely to be of net benefit to Canada;

         (i) without limiting the scope of the condition in Section 6.1(g), any applicable waiting periods under the HSR Act shall have expired or shall have been earlier terminated;

         (j) the applicable waiting period under section 123 of the Competition Act (Canada) shall have expired and Bowater shall have been advised in writing by the Commissioner of Competition appointed under the Competition Act (Canada) that he has determined not to make an application for an order under section 92 or section 100 of the Competition Act (Canada) in respect of the Arrangement, or an advance ruling certificate shall have been issued under section 102 of the Competition Act (Canada) in respect of the Arrangement;

         (k) the Bowater Common Shares issuable pursuant to the Arrangement shall have been conditionally approved for listing on the New York Stock Exchange, subject to the filing of required documentation and the issue of the Exchangeable Shares shall have been conditionally approved by The Toronto Stock Exchange, subject to meeting The Toronto Stock Exchange listing requirements relating to numbers of holders of shares and subject to the filing of required documentation. Any required prospectus exemptions shall have been obtained or be available with respect to the issuance of the Exchangeable Shares and the Bowater Common Shares under the Arrangement and such securities shall not be subject to resale restrictions in, respectively, Canada and the United States other than in respect of control persons and subject to the requirements of general application; and

         (l)      this Agreement shall not have been terminated pursuant to
                  Article 9.


         The foregoing conditions are for the mutual benefit of Alliance and Bowater and may be waived, in whole or in part, by Alliance and Bowater at any time. If any of the said conditions precedent shall not be complied with or waived as aforesaid on or before September 30, 2001, or, if earlier, the date required for the performance thereof, either Party may rescind and terminate this Agreement by written notice to the other Party.

6.2.     ALLIANCE CONDITIONS


         The obligation of Alliance to complete the transaction contemplated herein is subject to the fulfilment of the following conditions on or before the Effective Date or such other time as specified below:

         (a) the representations and warranties made by Bowater in this Agreement shall be true and correct as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date, or except as affected by the transaction contemplated or permitted by this Agreement or except for any failure or breach of representations and warranties which individually or in the aggregate would not have a material adverse effect on Bowater or materially impede the completion of the Arrangement or the other transactions contemplated hereby, it being understood that for the purpose of this Section 6.2(a) any reference to materiality, material adverse change or material adverse effect in such representation or warranty shall be disregarded for this purpose) and Bowater shall have provided to Alliance the certificate of two qualified officers of Bowater certifying such accuracy on the Effective Date; and

         (b) Bowater shall have complied with its covenants herein, unless the failure to comply with such covenants would not individually or in the aggregate have a material adverse effect on Bowater or materially impede the completion of the Arrangement or the other transactions contemplated in this Agreement, and Bowater shall have provided to Alliance the certificate of two qualified officers of Bowater certifying that Bowater has so complied with its covenants herein; and

         (c) from the date hereof up to and including the Effective Date, there shall have been no change, condition, event or occurrence which, in the reasonable judgment of Alliance has, or is reasonably likely to have, a material adverse effect on Bowater.


         The foregoing conditions precedent are for the benefit of Alliance and may be waived, in whole or in part, by Alliance in writing at any time. If any of the said conditions shall not be complied with or waived by Alliance on or before September 30, 2001 or, if earlier, the date required for their performance, then Alliance may rescind and terminate this Agreement by written notice to Bowater.

6.3.     BOWATER CONDITIONS

         The obligation of Bowater to complete the transaction contemplated herein is subject to the fulfilment of the following conditions on or before the Effective Date or such other time as specified below:

         (a) the representations and warranties made by Alliance in this Agreement shall be true and correct as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties shall be true and correct as of such earlier date, or except as affected by the transaction contemplated or permitted by this Agreement or except for any failures or breaches of representations and warranties which individually or in the aggregate would not have a material adverse effect on Alliance or materially impede the completion of the Arrangement or the other transactions contemplated hereby, it being understood that for purposes of this Section 6.3(a) any reference to materiality, material adverse change or material adverse effect in such representation or warranty shall be disregarded for this purpose) and Alliance shall have provided to Bowater the certificate of two qualified officers of Alliance certifying such accuracy on the Effective Date;

         (b) Alliance shall have complied with its covenants herein, unless the failure to comply with such covenants would not individually or in the aggregate have a material adverse effect on Alliance or materially impede the completion of the Arrangement or the other transactions contemplated in this Agreement, and Alliance shall have provided to Bowater the certificate of two qualified officers of Alliance certifying that Alliance has so complied with its covenants herein;

         (c) from the date hereof up to and including the Effective Date, there shall have been no change, condition, event or occurrence which, in the reasonable judgment of Bowater has, or is reasonably likely to have, a material adverse effect on Alliance;

         (d) the Board of Directors of Alliance shall have made and shall not have modified or amended, in any material respect, prior to the Alliance Meeting, an affirmative recommendation that its shareholders approve the Arrangement;

         (e) the indebtedness of Alliance and its Subsidiaries for borrowed money (whether current or long term) shall not have exceeded $500 Million, as at the Effective Date;

         (f) all stock options granted by Alliance shall have been exercised or terminated and all stock purchase plans shall have been terminated prior to the effective time of the Arrangement; and

         (g) the holders of not more than 5% of the issued and outstanding Alliance Common Shares shall have exercised Dissent Rights in relation to the Arrangement.

         The foregoing conditions precedent are for the benefit of Bowater and may be waived, in whole or in part, by Bowater in writing at any time. If any of the said conditions shall not be complied with or waived by Bowater on or before September 30, 2001 or, if earlier, the date required for the performance thereof, then Bowater may rescind and terminate this Agreement by written notice to Alliance.

6.4.     NOTICE AND CURE PROVISIONS

         Each Party will give prompt notice to the other Party of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would, or would be likely to:

         (a) cause any of the representations or warranties of either Party contained herein to be untrue or inaccurate on the date hereof or on the Effective Date; or

         (b) result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by either Party hereunder prior to the Effective Date.


         No Party may elect not to complete the transaction contemplated hereby pursuant to the conditions precedent contained in Sections 6.1, 6.2 and 6.3 or exercise any termination right arising therefrom, unless forthwith and in any event prior to the filing of the Final Order for acceptance by the Director, the Party intending to rely thereon has delivered a written notice to the other Party specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for the non-fulfilment of the applicable condition precedent or termination right, as the case may be. If any such notice is delivered, provided that a Party is proceeding diligently to cure such matter, if such matter is susceptible to being cured, the other Party may not terminate this Agreement until the later of September 30, 2001 and the expiration of a period of 30 days from such notice. If such notice has been delivered prior to the date of the Alliance Meeting, such meeting shall be postponed until the expiry of such period.

6.5.     MERGER OF CONDITIONS

         The conditions set out in Sections 6.1, 6.2, 6.3 and 6.6 shall be conclusively deemed to have been satisfied, waived or released upon the filing of Articles of Arrangement as contemplated by this Agreement, and the issuance of a certificate of arrangement in respect thereof under the CBCA. Alliance acknowledges and agrees that it shall have no right to file Articles of Arrangement unless such conditions have been satisfied, fulfilled or waived.

6.6.     PROXY CIRCULAR MAILING

         (a) It shall be a condition precedent to the obligation of Bowater to complete the transaction contemplated hereby and to the mailing of the Proxy Circular by

                  Alliance that prior to mailing or otherwise delivering the Proxy Circular to the Alliance Common Shareholders, Alliance shall have obtained from Societe de developpement industriel ("SDI"), in form and substance acceptable to Bowater, a written authorization of SDI to the change of control which will arise as a result of the Arrangement and SDI shall have provided its written confirmation, in form and substance acceptable to Bowater (the written authorization and confirmation of SDI being referred to collectively as the "SDI CONSENT") that such change of control shall not constitute a default under the Credit Agreement (the "SDI AGREEMENT") between SDI and Alliance dated July 8, 1998, nor shall there be, as a result of such change of control, any premium, penalty or other payment owing by Alliance or its successors, pursuant to the SDI Agreement; for certainty, Alliance will be in the same position under the SDI Agreement after the change of control provided by this Agreement as before such change.

         (b) If any of the said conditions shall not be complied with or waived by Bowater on or before June 18, 2001, Bowater shall be permitted to rescind and terminate this Agreement by written notice to Alliance. The foregoing conditions are for the sole benefit of Bowater and may be waived by it in writing at any time, in whole or in part, and on such terms as it may prescribe. A termination of this Agreement as a result of the failure of Alliance to obtain the SDI Consent shall not result in the occurrence of a Bowater Break Fee Event pursuant to
                  Section 8.1 of this Agreement.

                                    ARTICLE 7

                                    AMENDMENT

7.1.     AMENDMENT

         This Agreement may, at any time and from time to time before or after the holding of the Alliance Meeting, be amended by mutual written agreement of the Parties hereto without further notice to or authorization on the part of the Alliance Common Shareholders, and any such amendment may, without limitation:

         (a) change the time for performance of any of the obligations or acts of the Parties;

         (b) waive any inaccuracies or modify any representation contained herein or in any document delivered pursuant hereto;

         (c) waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Parties; and

         (d) waive compliance with or modify any conditions precedent herein contained;


provided, however, that any such change, waiver or modification does not invalidate any required security holder approval of the Arrangement.

         Notwithstanding any other provision of this Agreement, Bowater reserves the right to utilize a Subsidiary other than Bowater Canada for the purpose of issuing shares which are exchangeable for Bowater Common Stock in the place and stead of Bowater Canada and in such instance, all references herein to Exchangeable Shares shall be to the exchangeable shares of such Subsidiary and all references to Bowater Canada shall be deemed to refer to such Subsidiary and the representations and warranties with respect to Bowater Canada contained in Schedule C hereof shall be amended in accordance with the terms hereof in order to refer to such Subsidiary. Any such utilization of an alternate subsidiary shall provide the Alliance Common Shareholders with the same rights and privileges as those initially contemplated.

7.2.     MUTUAL UNDERSTANDING REGARDING AMENDMENTS

         The Parties will continue from and after the date hereof and through and including the Effective Date, to use their respective best efforts to maximize present and future financial and tax planning opportunities for the shareholders of Alliance, for Bowater and its Subsidiaries, and for Alliance as and to the extent that the same shall not prejudice any Party or its securityholders. The Parties will ensure that such planning activities do not impede the progress of the Arrangement in any material way. Any proposals made in respect of the foregoing will be subject to continued good faith discussions between the parties.

         The Parties mutually agree that if a Party proposes any amendment or amendments to this Agreement or to the Plan of Arrangement, the other Party will act reasonably in considering such amendment and if the other Party and its shareholders are not prejudiced by reason of any such amendment the other Party will co-operate in a reasonable fashion with the Party proposing the amendment so that such amendment can be effected subject to applicable Laws and the rights of the securityholders.

                                    ARTICLE 8

                 AGREEMENT AS TO DAMAGES AND OTHER ARRANGEMENTS

8.1.     BOWATER BREAK FEE EVENT

If

         (i) the Board of Directors of Alliance shall have (A) failed to recommend or withdrawn or modified its approval or recommendation of the Arrangement, (B) taken any action or failed to take any action with the result that Alliance is in breach of clause (iii) of Section 5.2(b), (C) approved or recommended any Acquisition Proposal, (D) determined at the conclusion of the process set out in Section 5.5 that any Acquisition Proposal is a Superior Proposal, or (E) resolved to take any of the foregoing actions whether or not permitted under the terms hereof, or

         (ii) an Acquisition Proposal shall have been made known to Alliance or made directly to the Alliance Common Shareholders or any person has publically announced an intention to make an Acquisition Proposal, and after such Acquisition Proposal shall have been made known, made or announced, (A) the Alliance Common Shareholders do not approve the Arrangement and the Rights Plan Resolution, or (B) a meeting of the Alliance Common Shareholders to consider the Arrangement and the Rights Plan Resolution has not been held by September 30, 2001, or

         (iii) (A) the Alliance Common Shareholders do not approve the Arrangement and the Rights Plan Resolution, or (B) a meeting of the Alliance Common Shareholders to consider the Arrangement and the Rights Plan Resolution has not been held by September 30, 2001, and at any time within three (3) months after the earlier to occur of the Alliance Meeting and September 30, 2001, an Acquisition Proposal shall be made known, made or announced as described in clause (ii) above, and any transaction arising from such Acquisition Proposal (including a competing transaction) is consummated either at such time or at any time thereafter,

(each of the events described in clauses (i), (ii) and (iii) being referred to as a "BOWATER BREAK FEE EVENT"), then provided that, with respect to the Bowater Break Fee Events listed in subparagraphs (ii)(B) and (iii) above, Bowater is not in material breach of its covenants under this Agreement and its representations are true and correct (unless any breach or incorrectness individually or in the aggregate did not have a materially adverse effect on Bowater or materially impede the completion of the transactions contemplated hereby) Alliance shall pay to Bowater, in the case of clause (i), one Business Day after taking any such action, and, in the case of clause (ii) (A), on the Business Day following such vote, and, in the case of clause (ii) (B), on October 1, 2001, and, in the case of clause (iii) on the Business Day following the date of the consummation of the transaction arising from the Acquisition Proposal, U.S.$20 million in immediately available funds to an account designated by Bowater; provided, however, that, in the case of a Bowater Break Fee Event under clause (i) or
(ii), this Agreement shall not have been duly terminated prior to the occurrence of such Bowater Break Fee Event

         Alliance shall not be obligated to make more than one payment pursuant to this Section 8.1.

8.2.     GENERAL REMEDIES

         For greater certainty, the Parties agree that the terms of Section 9.1(b) apply in the event of a termination of this Agreement in conjunction with a Bowater Break Fee Event, subject to the payment of the amount pursuant to this
Article 8 being the sole monetary remedy of Bowater as a result of the occurrence of a Bowater Break Fee Event.

                                    ARTICLE 9

                                   TERMINATION

9.1.     TERMINATION


         (a) This Agreement may be terminated at any time prior to the Effective Date:

                           (i) by mutual written consent of Alliance and Bowater;

                           (ii)     as provided in Sections 6.1, 6.2, 6.3 and
                                    6.6;

                           (iii) by Bowater upon the occurrence of a Bowater Break Fee Event as provided in Section 8.1; or

                           (iv) by Alliance upon any determination by Alliance that an Acquisition Proposal constitutes a Superior Proposal, subject to the payment of the break fee payable to Bowater under Section 8.1.


         (b) If this Agreement is terminated in accordance with the provisions of Section 9.1(a), no party shall have any further liability to perform its obligations hereunder except as provided in Sections 8.1 and 8.2 and as otherwise expressly contemplated hereby. Except as provided in Section 8.2 with respect to Bowater's monetary remedy in the event of a Bowater Break Fee Event, neither the termination of this Agreement nor anything contained in this Section 9.1(b) shall relieve any party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants made herein, unless otherwise expressly stipulated herein. Except as provided in Section 8.2 with respect to Bowater's monetary remedy in the event of a Bowater Break Fee Event, nothing in this Agreement shall preclude a Party from seeking damages incurred or suffered by a Party as a result of any breach of this Agreement by the other Party, seeking injunctive relief to restrain any breach or threatened breach of the covenants or agreements set forth in this Agreement or the Confidentiality Agreement or otherwise to obtain specific performance of any of such covenants or agreements, without the necessity of posting bond or security in connection therewith.

                                   ARTICLE 10

                                     GENERAL

10.1.    EXPENSES


         The Parties agree that all out-of-pocket third party transaction expenses incurred in connection with this Agreement and the transaction contemplated hereby, including legal fees, financial advisor fees, regulatory filing fees, all disbursements by advisors and printing and mailing costs, shall be paid by the Party incurring such expenses.

         Alliance and Bowater represent and warrant to each other that, except for BMO Nesbitt Burns Inc. and Merrill Lynch & Co, in the case of Alliance, and Goldman Sachs & Co. in the case of Bowater, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission, or to the reimbursement of any of its expenses, in connection with the Arrangement and the transaction contemplated hereby.

10.2.    NOTICES

         Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a Party to the other Party shall be in writing and may be given by hand delivery of same or by sending same by facsimile transmission or by express courier delivery addressed to the Party to which the notice is to be given at its address for service herein. Any notice, consent, waiver, direction or other communication aforesaid shall, if delivered by hand or by express courier delivery, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a Business Day, if not, the next succeeding Business Day) and if sent by facsimile transmission be deemed to have been given and received at the time of receipt (if a Business Day, if not, the next succeeding Business Day) unless actually received after 4:00 p.m. at the point of receipt in which case it shall be deemed to have been given and received on the next Business Day.

         The address for service of each of the Parties hereto shall be as follows:

         (a)      if to Alliance:

                  Alliance Forest Products Inc.
                  1000 de La Gauchetiere Street West
                  Suite 2820
                  Montreal (Quebec) Canada
                  H3B 4W5

                  Attention: Martin Longpre, Secretary and Corporate Counsel
                  Fax:       (514) 954-2167

         with a copy to:

                  Lavery de Billy
                  1 Place Ville-Marie
                  Suite 4000
                  Montreal (Quebec) Canada
                  H3B 4M4

                  Attention: Andre Laurin
                  Fax:       (514) 871-8977

         (b)      if to Bowater:

                  Bowater Incorporated
                  55 East Camperdown Way
                  P.O. Box 1028
                  Greenville, South Carolina
                  29602

                  Attention:  Anthony H. Barash
                              Senior Vice-President, Corporate Affairs and
                              General Counsel
                  Fax:        (864) 282-9468

         with a copy to:

                  Fraser Milner Casgrain LLP
                  1 First Canadian Place
                  Suite 4100, P.O. Box 100
                  Toronto, Ontario
                  M5X 1B2

                  Attention:  Jeffery Barnes
                  Fax:        (416) 863-4592


10.3.    TIME OF THE ESSENCE

         Time shall be of the essence in this Agreement.

10.4.    ENTIRE AGREEMENT

         This Agreement and the Confidentiality Agreement constitute the entire agreement between the Parties hereto and cancel and supersede all prior agreements and understandings between the Parties with respect to the subject matter hereof.

10.5.    FURTHER ASSURANCES

         Each Party shall, from time to time, and at all times hereafter, at the request of the other Party, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

10.6.    GOVERNING LAW

         This Agreement shall be governed by, and be construed in accordance with, the laws of the Province of Quebec and the laws of Canada applicable therein but the reference to such laws shall not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the Province of Quebec. Each Party hereby irrevocably attorns to the jurisdiction of the Courts of the Province of Quebec in respect of all matters arising under or in relation to this Agreement.

10.7.    EXECUTION IN COUNTERPARTS

         This Agreement may be executed in identical counterparts, each of which is and is hereby conclusively deemed to be an original and the counterparts collectively are to be conclusively deemed to be one instrument.

10.8.    WAIVER

         No waiver by any Party shall be effective unless in writing and any waiver shall affect only the matter, and the occurrence thereof, specifically identified and shall not extend to any other matter or occurrence.

10.9.    ENUREMENT AND ASSIGNMENT

         This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either Party without the prior written consent of the other Party.

10.10.   ENGLISH/FRENCH LANGUAGE

         The parties confirm that it is their wish that this Agreement as well as any other documents relating hereto, including notices, have been and shall be drawn up in English only. Les parties aux presents confirment leur volonte que cette convention de meme tous les documents, y compris tous avis, s'y rattachant, soient rediges en anglais seulement.

         IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first above written.


                                   ALLIANCE FOREST PRODUCTS INC.

                                   Per:
                                       -----------------------------------------
                                       Pierre Monahan
                                       President and Chief Executive Officer

                                   Per:
                                       -----------------------------------------
                                       Robert Despres
                                       Chairman of the Board

                                   BOWATER INCORPORATED

                                   Per:
                                       -----------------------------------------
                                       Arnold M. Nemirow
                                       Chairman, President and Chief
                                       Executive Officer

                                   SCHEDULE A

                               PLAN OF ARRANGEMENT
                                UNDER SECTION 192
                     OF THE CANADA BUSINESS CORPORATIONS ACT

                          ALLIANCE FOREST PRODUCTS INC.

                               PLAN OF ARRANGEMENT
                                UNDER SECTION 192
                     OF THE CANADA BUSINESS CORPORATIONS ACT

                                    ARTICLE 1

                                 INTERPRETATION

1.1      DEFINITIONS

         In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

         "ACT" means the Canada Business Corporations Act, R.S.C. 1995, c. C-44.

         "ARRANGEMENT" means the arrangement under section 192 of the Act on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made in accordance with section 7.1 of the Arrangement Agreement or made at the direction of the Court in the Final Order.

         "ARRANGEMENT AGREEMENT" means the agreement made as of April 1, 2001 between Alliance and Bowater, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement.

         "ARRANGEMENT RESOLUTION" means the special resolution passed by the holders of the Alliance Common Shares at the Alliance Shareholders' Meeting.

         "ALLIANCE" means Alliance Forest Products Inc., a corporation subsisting under the Act.

         "ALLIANCE COMMON SHARES" means the common shares in the capital of Alliance.

         "ALLIANCE OPTIONS" means all stock options and similar rights providing an option or right to acquire securities of Alliance, as well as stock appreciation rights including, without limitation, any options or rights granted under Alliance's Employee Stock Incentive Plans.

         "ALLIANCE SHAREHOLDERS' MEETING" means the special meeting of the shareholders of Alliance (including any adjournment thereof) convened as provided by the Interim Order to consider, and if deemed advisable, approve the Arrangement.

         "BOWATER" means Bowater Incorporated, a corporation existing under the laws of the State of Delaware.

         "BOWATER CANADA" means Bowater Canada Inc., a corporation incorporated under the Act and a subsidiary of Bowater Holdings.

         "BOWATER COMMON SHARES" means the shares of common stock of Bowater, US$1.00 par value per share.

         "BOWATER ELECTED SHARE" means any Alliance Common Share that the holder shall have elected, in a duly completed Letter of Transmittal received by the Depositary no later than 5:00 p.m. (Montreal time) on the Business Day immediately preceding the Meeting Date, to exchange under the Arrangement for the Cash Portion and 0.166 Bowater Common Shares or that is deemed to be a Bowater Elected Share pursuant to Section 2.2(b).

         "BOWATER HOLDINGS" means Bowater Canadian Holdings Incorporated, a corporation incorporated under the Companies Act (Nova Scotia) and a subsidiary of Bowater.

         "BUSINESS DAY" means any day, other than a Saturday, a Sunday and a statutory holiday in Toronto, Ontario, Montreal, Quebec or New York, New York.

         "CASH PORTION" means $13 for each Alliance Common Share.

         "CERTIFICATE" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 192(7) of the Act after the Articles of Arrangement have been filed.

         "COURT" means the Superior Court of Quebec, District of Montreal.

         "DEPOSITARY" means the Montreal Trust Company of Canada (or such other trust company) appointed by Bowater for the purpose of, among other things, exchanging certificates representing Alliance Common Shares for cash and Exchangeable Shares or Bowater Common Shares, as the case may be.

         "DISSENT PROCEDURES" has the meaning set out in Section 3.1.

         "DISSENTING SHAREHOLDER" means a holder of Alliance Common Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Procedures.

         "EFFECTIVE DATE" means the date shown on the Certificate.

         "EFFECTIVE TIME" means 12:01 a.m. on the Effective Date.

         "EXCHANGEABLE SHARES" means the non-voting exchangeable shares in the capital of Bowater Canada.

         "EXCHANGEABLE SHARE ELECTED SHARE" means any Alliance Common Share that the holder shall have elected, in a duly completed Letter of Transmittal received by the Depositary no later than 5:00 p.m. (Montreal time) on the Business Day immediately preceding the Meeting Date to exchange under the Arrangement for the Cash Portion and 0.166 Exchangeable Shares.

         "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, the text of which (without Exhibit I thereto) is attached hereto as Exhibit 1.

         "FINAL ORDER" means the final order of the Court approving the Arrangement.

         "INTERIM ORDER" means the interim order of the Court made in connection with the process for obtaining shareholder approval of the Arrangement and related matters.

         "PROXY CIRCULAR" means the management proxy circular of Alliance to be prepared and sent to the shareholders of Alliance in connection with the Alliance Shareholders' Meeting.

         "LETTER OF TRANSMITTAL" means collectively a Letter of Transmittal and Election Form in the forms accompanying the Proxy Circular.

         "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

         "MEETING DATE" means the date of the Alliance Shareholders' Meeting.

         "NYSE" means the New York Stock Exchange, Inc.

         "OUTSTANDING ALLIANCE COMMON SHARES" means the Alliance Common Shares outstanding immediately prior to the Effective Time.

         "PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status.

         "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Exchangeable Share Provisions.

1.2      SECTIONS AND HEADINGS

         The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an exhibit refers to the specified section of or exhibit to this Plan of Arrangement.

1.3      NUMBER, GENDER AND PERSONS

         In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4      CURRENCY

         Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in lawful money of Canada.

                                   ARTICLE 2

                                   ARRANGEMENT

2.1      ARRANGEMENT

         Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

                  (a) each Bowater Elected Share will be transferred by the holder thereof to Bowater Holdings in exchange for the Cash Portion and 0.166 Bowater Common Shares, and the name of each such holder will be removed from the register of holders of Alliance Common Shares and added to the register of holders of Bowater Common Shares and Bowater Holdings will be added to the register of holders of Alliance Common Shares accordingly;

                  (b) Bowater Holdings will transfer to Bowater Canada all the Alliance Common Shares then owned by Bowater Holdings and, as consideration therefor, Bowater Canada will issue an equivalent number of common shares of Bowater Canada to Bowater Holdings, and Bowater Holdings will be removed from the register of holders of Alliance Common Shares and Bowater Canada will be added to the register of holders of Alliance Common Shares accordingly;

                  (c) each Exchangeable Share Elected Share will be transferred by the holder thereof to Bowater Canada in exchange for the Cash Portion and 0.166 Exchangeable Shares, and the name of each such holder will be removed from the register of holders of Alliance Common Shares and added to the register of holders of Exchangeable Shares and Bowater Canada will be added to the register of holders of Alliance Common Shares accordingly; and

                  (d)      all outstanding Alliance Options shall be terminated.

2.2      ELECTIONS

                  (a)      Each Person who, at or prior to 5:00 p.m. (Montreal
                           Time) on the Business Day immediately preceding the Meeting Date, is a holder of record of Alliance Common Shares, will be entitled, with respect to all or a portion of such shares, to make an election at or prior to 5:00 p.m. (Montreal

                           Time) on the Business Day immediately preceding the Meeting Date to receive (i) cash and Exchangeable Shares or (ii) cash and Bowater Common Shares, or a combination of (i) and (ii), in exchange for such holder's Alliance Common Shares, on the basis set forth herein and in accordance with such arrangements and procedures as will be agreed upon in good faith by Bowater, Bowater Holdings, Bowater Canada and Alliance, including the form of the Letter of Transmittal containing the elections and the procedures governing transmittal.

                  (b) Each Alliance Common Share in respect of which an effective election has not been made (other than Alliance Common Shares held by Dissenting Shareholders who are ultimately entitled to be paid the fair value of the Alliance Common Shares held by them) will be deemed to be a Bowater Elected Share and will receive the Cash Portion and 0.166 Bowater Common Shares on the basis set forth herein.

                                   ARTICLE 3

                                RIGHTS OF DISSENT

3.1      RIGHTS OF DISSENT

         Holders of Alliance Common Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 190 of the Act and this section 3.1 (the "Dissent Procedures") in connection with the Arrangement and holders who duly exercise such rights of dissent and who:

                  (a) are ultimately entitled to be paid fair value for their Alliance Common Shares shall be deemed to have transferred such Alliance Common Shares to Alliance for cancellation on the Effective Date prior to any of the steps described in Sections 2.1; or

                  (b) are ultimately not entitled, for any reason, to be paid fair value for their Alliance Common Shares shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Alliance Common Shares and shall receive cash and Bowater Common Shares on the basis set forth herein, but in no case shall Bowater, Bowater Holdings, Bowater Canada, Alliance or any other Person be required to recognize such holders as holders of Alliance Common Shares after the Effective Time, and the names of such holders of Alliance Common Shares shall be deleted from the registers of holders of Alliance Common Shares at the Effective Time.

                                   ARTICLE 4

                        CERTIFICATES AND FRACTION SHARES

4.1      ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES

         At or promptly after the Effective Time, Bowater Canada shall deposit with the Depositary, for the benefit of the holders of Alliance Common Shares who will receive cash and Exchangeable Shares in connection with the Arrangement, sufficient cash and certificates representing the Exchangeable Shares issued pursuant to Section 2.1 upon the exchange of Alliance Common Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented Alliance Common Shares that were exchanged for the cash and Exchangeable Shares under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the Act and the by-laws of Alliance and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, the aggregate cash to which such holder is entitled under the Arrangement and a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.3 and any cash in lieu of fractional Exchangeable Shares pursuant to Section 4.4), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Alliance Common Shares that is not registered in the transfer records of Alliance, the relevant amount of cash may be paid to and a certificate representing the proper number of Exchangeable Shares may be issued to the transferee if the certificate representing such Alliance Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented Alliance Common Shares that were exchanged for the cash and Exchangeable Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (i) the cash and the certificate representing Exchangeable Shares as contemplated by this Section 4.1, (ii) a cash payment in lieu of any fractional Exchangeable Shares as contemplated by Section 4.4, and
(iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by Section 4.3. The cash deposited with the Depositary shall be held in an interest bearing account, and any interest earned on such funds shall be for the account of Bowater Canada.

4.2      EXCHANGE OF CERTIFICATES FOR BOWATER COMMON SHARES

         At or promptly after the Effective Time, Bowater Holdings shall deposit with the Depositary, for the benefit of the holders of Alliance Common Shares who will receive cash and Bowater Common Shares in connection with the Arrangement, sufficient cash and certificates representing the Bowater Common Shares issued pursuant to Section 2.1 in exchange for outstanding Alliance Common Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Alliance

Common Shares that were exchanged for cash and Bowater Common Shares, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the Act and the by-laws of Alliance and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, the aggregate cash to which such holder is entitled under the Arrangement and a certificate representing that number (rounded down to the nearest whole number) of Bowater Common Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.3 and any cash in lieu of fractional Bowater Common Shares pursuant to Section 4.4), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Alliance Common Shares which is not registered in the transfer records of Alliance, the relevant amount of cash may be paid to and a certificate representing the proper number of Bowater Common Shares may be issued to the transferee if the certificate representing such Alliance Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this
Section 4.2, each certificate which immediately prior to the Effective Time represented Alliance Common Shares that were exchanged for cash and Bowater Common Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (i) the cash and the certificate representing Bowater Common Shares as contemplated by this Section 4.2, (ii) a cash payment in lieu of any fractional Bowater Common Shares as contemplated by
Section 4.4 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Bowater Common Shares as contemplated by Section 4.3. The cash deposited with the Depositary shall be held in an interest bearing account, and any interest earned on such funds shall be for the account of Bowater Holdings.

4.3      DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES

         No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares or Bowater Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Alliance Common Shares that were exchanged pursuant to
Section 2.1, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.4, unless and until the holder of record of such certificate shall surrender such certificate in accordance with Section
4.1 or 4.2. Subject to applicable law, at the time of such surrender of any such certificate, there shall be paid to the record holder of the certificates representing whole Alliance Common Shares, as the case may be, without interest
(i) the amount of any cash payable in lieu of a fractional Exchangeable Share or Bowater Common Share to which such holder is entitled pursuant to Section 4.4,
(ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Exchangeable Share or Bowater Common Share, as the case may be, and (iii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Exchangeable Share or Bowater Common Share, as the case may be.

4.4      NO FRACTIONAL SHARES

         No certificates or scrip representing fractional Exchangeable Shares or fractional Bowater Common Shares shall be issued upon the surrender for exchange of certificates pursuant to Section 4.1 or 4.2 and no dividend, stock split or other change in the capital structure of Bowater Canada or Bowater shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to vote or to exercise any rights as a security holder of Bowater Canada or Bowater. In lieu of any such fractional securities:

                  (a) each Person otherwise entitled to a fractional interest in an Exchangeable Share will receive a cash payment equal to such Person's pro rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole shares representing an accumulation of all fractional interests in Exchangeable Shares to which all such Persons would otherwise be entitled. The Depositary will sell such Exchangeable Shares by private sale (including by way of sale through the facilities of any stock exchange upon which the Exchangeable Shares are then listed) as soon as reasonably practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among the Persons otherwise entitled to receive fractional interests in Exchangeable Shares; and

                  (b) each person otherwise entitled to a fractional interest in a Bowater Common Share will receive a cash payment equal to such Person's pro rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole shares representing an accumulation of all fractional interests in Bowater Common Shares to which all such Persons would otherwise be entitled. The Depositary will sell such Bowater Common Shares on the NYSE as soon as practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among the Persons otherwise entitled to receive fractional interests in Bowater Common Shares.

Notwithstanding the foregoing, Bowater Canada or Bowater, respectively, shall be entitled to deposit cash with the Depositary to enable the Depositary to make cash payments provided for in paragraphs (a) and (b) above, in which case the Exchangeable Shares or Bowater Common Shares, as the case may be, that would otherwise be sold by the Depositary will be surrendered to Bowater Canada or Bowater or no such shares will be issued.

4.5      LOST CERTIFICATES

         In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Alliance Common Shares that were exchanged pursuant to Section 2.1 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the

Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, cash and certificates representing, as applicable, Exchangeable Shares or Bowater Common Shares (and any dividends or distributions with respect thereto and any cash pursuant to Section 4.3) deliverable in accordance with such holder's Letter of Transmittal. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates representing Exchangeable Shares or Bowater Common Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Bowater Canada or Bowater, as the case may be, in such sum as Bowater Canada or Bowater may, acting reasonably, direct or otherwise indemnify Bowater Canada or Bowater in a manner satisfactory to Bowater Canada or Bowater, acting reasonably, against any claim that may be made against Bowater Canada or Bowater with respect to the certificate alleged to have been lost, stolen or destroyed.

4.6      EXTINCTION OF RIGHTS

         Any certificate which immediately prior to the Effective Time represented outstanding Alliance Common Shares that were exchanged pursuant to
Section 2.1 and not deposited, with all other instruments required by Section
4.1 or 4.2, on or prior to the third anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of Bowater Canada or Bowater. On such date, the Exchangeable Shares or Bowater Common Shares to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to Bowater Canada or Bowater, as the case may be, together with all entitlements to dividends, distributions and interest thereon held for such former registered holder.

4.7      WITHHOLDING RIGHTS

         Bowater Holdings, Bowater Canada, Bowater and the Depositary shall be entitled to deduct and withhold from any dividend or consideration otherwise payable under this Plan of Arrangement to any holder of Alliance Common Shares, Bowater Common Shares or Exchangeable Shares such amounts as Bowater Canada, Bowater Holdings, Bowater or the Depositary is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Bowater Holdings, Bowater Canada, Bowater and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Bowater Holdings, Bowater

Canada, Bowater or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and Bowater Holdings, Bowater Canada, Bowater or the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

                                   ARTICLE 5

        CERTAIN RIGHTS OF BOWATER HOLDINGS TO ACQUIRE EXCHANGEABLE SHARES

5.1      BOWATER HOLDINGS CALL RIGHTS

         By virtue of the Arrangement and the Exchangeable Share Provisions, each holder of Alliance Common Shares who receives Exchangeable Shares under the Arrangement, and the assignees from time to time of such Exchangeable Shares, shall be subject to the Liquidation Call Right and the Redemption Call Right of Bowater Holdings as referred to in the Exchangeable Share Provisions and, for the purposes of this Plan of Arrangement, set out verbatim in Sections 5.2 and
5.3. Capitalized terms used in Sections 5.2 and 5.3 and not otherwise defined in this Plan of Arrangement shall have the meaning ascribed thereto in the Exchangeable Share Provisions. In addition, such holders and their assignees as aforesaid shall be subject to all other rights of Bowater Holdings contained in the Exchangeable Share Provisions, including, without limitation, the Retraction Call Right (as defined in the Exchangeable Share Provisions).

5.2      LIQUIDATION CALL RIGHT

                  (a) Bowater Holdings shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Bowater Canada pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Bowater Holdings of an amount per share equal to (a) the Current Market Price (as defined in the Exchangeable Share Provisions) of a Bowater Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by causing to be delivered to such holder one Bowater Common Share, plus (b) the right to receive the full amount when paid of all unpaid dividends on such Exchangeable Share for which the record date has occurred prior to Liquidation Date (collectively the "Liquidation Call Purchase Price"). In the event of the exercise of the Liquidation Call Right by Bowater Holdings, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Bowater Holdings on the Liquidation Date on payment by Bowater Holdings to the holder of the Liquidation Call Purchase Price for each such share.

                  (b) To exercise the Liquidation Call Right, Bowater Holdings must notify Bowater Canada's transfer agent (the "Transfer Agent"), as agent for the holders of Exchangeable Shares, and Bowater Canada of Bowater

                           Holdings' intention to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Bowater Canada and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Bowater Canada. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Bowater Holdings has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Bowater Holdings. If Bowater Holdings exercises the Liquidation Call Right, then on the Liquidation Date Bowater Holdings will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

                  (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Bowater Holdings shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Bowater Common Shares deliverable by Bowater Holdings in payment of the total Liquidation Call Purchase Price and shall waive any rights to receive any dividends which represent the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to
                           Section 4.7 hereof. Provided that Bowater Holdings has complied with the immediately preceding sentence, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by Bowater Holdings (which in the case of unpaid dividends, if any, shall be satisfied by the payment thereof by Bowater Canada on the payment date for such dividends) upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Bowater Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of Bowater Canada and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Bowater Holdings shall deliver to such holder, certificates representing the Bowater Common Shares to which the holder is entitled and on the applicable dividend payment date a cheque or cheques payable at par at any branch of the bankers of Bowater Canada in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price less any amounts withheld pursuant to Section 4.7 hereof. If Bowater Holdings does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by Bowater Canada in connection with the liquidation, dissolution or winding-up of Bowater Canada pursuant to Article 5 of the Exchangeable Share Provisions.

5.3      REDEMPTION CALL RIGHT

                  (a) Bowater Holdings shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by Bowater Canada pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Bowater Holdings to the holder of an amount per share equal to (a) the Current Market Price (as defined in the Exchangeable Share Provisions) of a Bowater Common Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by causing to be delivered to such holder one Bowater Common Share plus (b) the right to receive the full amount when paid of all unpaid dividends on such Exchangeable Share for which the record date has occurred prior to the Redemption Date (collectively the "Redemption Call Purchase Price"). In the event of the exercise of the Redemption Call Right by Bowater Holdings, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Bowater Holdings on the Redemption Date on payment by Bowater Holdings to the holder of the Redemption Call Purchase Price for each such share.

                  (b) To exercise the Redemption Call Right, Bowater Holdings must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Bowater Canada of Bowater Holdings' intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of an acquisition of Control of Bowater (as defined in the Exchangeable Share Provisions) in which case Bowater Holdings shall notify the Transfer Agent and Bowater Canada on or before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Bowater Holdings has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Bowater Holdings. If Bowater Holdings exercises the Redemption Call Right, on the Redemption Date Bowater Holdings will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

                  (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Bowater Holdings shall deposit with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of Bowater Common Shares deliverable by Bowater Holdings in payment of the total Redemption Call Purchase Price and shall waive any rights to receive any dividends which represent the amount of the remaining portion, if any, of the total Redemption Call Purchase Price less any amounts withheld pursuant to Section 4.7 hereof. Provided that Bowater Holdings has complied with the immediate preceding sentence, on and after the Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by Bowater Holdings (which in case of unpaid dividends, if any, shall be satisfied by the payment thereof by Bowater Canada on the payment date for such dividends) upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Bowater Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of Bowater Canada and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Bowater Holdings shall deliver to such holder, certificates representing the Bowater Common Shares to which the holder is entitled and on the applicable dividend payment date a cheque or cheques payable at par at any branch of the bankers of Bowater Canada in Canada in payment of the remaining portion, if any, of the total Redemption Call Purchase Price less any amounts withheld pursuant to Section 4.7 hereof. If Bowater Holdings does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by Bowater Canada in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

                                   ARTICLE 6

                                   AMENDMENTS

6.1      AMENDMENTS TO PLAN OF ARRANGEMENT

         Alliance reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by Bowater, (iii) filed with the Court and, if made following the Alliance Shareholders' Meeting, approved by the Court, and (iv) communicated to holders of Alliance Common Shares if and as required by the Court.

         Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Alliance at any time prior to the Alliance Shareholders' Meeting (provided that Bowater shall have consented thereto) with or without any other prior notice or communication, and, if so proposed and accepted by the Persons voting at the Alliance Shareholders' Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

         Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Alliance Shareholders' Meeting shall be effective only if (i) it is consented to by each of Alliance and Bowater, and
(ii), if required by the Court, it is consented to by holders of the Alliance Common Shares voting in the manner directed by the Court.

                                    EXHIBIT 1

                     PROVISIONS ATTACHING TO THE NON-VOTING
                   EXCHANGEABLE SHARES OF BOWATER CANADA INC.

                                   ARTICLE 1

                                 INTERPRETATION

         1.1      FOR THE PURPOSES OF THESE SHARE PROVISIONS:

         "AFFILIATE" of any person means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

         "BOARD OF DIRECTORS" means the board of directors of Bowater Canada.

         "BOWATER" means Bowater Incorporated, a corporation existing under the laws of the State of Delaware, and any successor corporation thereto.

         "BOWATER CANADA" means Bowater Canada Inc., a corporation incorporated under the Canada Business Corporations Act and a subsidiary of Bowater Holdings.

         "BOWATER COMMON SHARES" mean the shares of common stock of Bowater, US$1.00 par value per share, and any other securities into which such shares may be changed.

         "BOWATER DIVIDEND DECLARATION DATE" means the date on which the Board of Directors of Bowater declares any dividend on the Bowater Common Shares.

         "BOWATER HOLDINGS" means Bowater Canadian Holdings Incorporated, a corporation incorporated under the Companies Act (Nova Scotia) and a subsidiary of Bowater.

         "BOWATER HOLDINGS CALL NOTICE" has the meaning ascribed thereto in
Section 6.3 of these share provisions.

         "BUSINESS DAY" means any day, other than a Saturday, a Sunday and a statutory holiday in Montreal, Quebec or New York, New York.

         "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying:

                  (a)      the Foreign Currency Amount by,

                  (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

         "COMMON SHARES" means the common shares in the capital of Bowater
Canada.

         "CONTROL OF BOWATER" means the ownership by one Person or a Person and its Affiliates of securities carrying a majority of the voting rights attaching to all outstanding securities of Bowater.

         "CURRENT MARKET PRICE" means, in respect of a Bowater Common Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Bowater Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the New York Stock Exchange, or, if the Bowater Common Shares are not then quoted on the New York Stock Exchange, on such other stock exchange or automated quotation system on which the Bowater Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Bowater Common Shares during such period does not create a market which reflects the fair market value of a Bowater Common Share, then the Current Market Price of a Bowater Common Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

         "EXCHANGEABLE SHARES" mean the non-voting exchangeable shares in the capital of Bowater Canada having the rights, privileges, restrictions and conditions set forth herein.

         "LIQUIDATION AMOUNT" has the meaning ascribed thereto in Section 5.1 of these share provisions.

         "LIQUIDATION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

         "LIQUIDATION DATE" has the meaning ascribed thereto in Section 5.1 of these share provisions.

         "PERSON" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status.

         "PLAN OF ARRANGEMENT" means the plan of arrangement relating to the arrangement of Avenor Inc. under section 192 of the Canada Business Corporations Act, a copy of which is annexed hereto as Exhibit I.

         "PREFERRED SHARES" means the non-voting preferred shares in the capital of Bowater Canada.

         "PURCHASE PRICE" has the meaning ascribed thereto in Section 6.3 of these share provisions.

         "REDEMPTION CALL RIGHT" has the meaning ascribed thereto in the Plan of Arrangement.

         "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed thereto in the Plan of Arrangement.

         "REDEMPTION DATE" means the date, if any, established by the Board of Directors for the redemption by Bowater Canada of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than June 30, 2008, unless:

                  (c) there are fewer than 500,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Bowater and its Affiliates), as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares; or

                  (d) a transaction is proposed that will result in Control of Bowater being acquired by any Person, in which case (in the event that the Board of Directors elects to redeem the Exchangeable Shares) the Redemption Date will be the date immediately prior to the date the acquisition of Control of Bowater occurs pursuant to such transaction.

         "REDEMPTION PRICE" has the meaning ascribed thereto in Section 7.1 of these share provisions.

         "RETRACTED SHARES" has the meaning ascribed thereto in Section 6.1 of these share provisions.

         "RETRACTION CALL RIGHT" has the meaning ascribed thereto in Section 6.1 of these share provisions.

         "RETRACTION DATE" has the meaning ascribed thereto in Section 6.1(b) of these share provisions.

         "RETRACTION PRICE" has the meaning ascribed thereto in Section 6.1 of these share provisions.

         "RETRACTION REQUEST" has the meaning ascribed thereto in Section 6.1 of these share provisions.

         "SUPPORT AGREEMENT" means the Support Agreement to be entered into between Bowater, Bowater Holdings and Bowater Canada.

         "TRANSFER AGENT" means the Montreal Trust Company of Canada or such other person as may from time to time be appointed by Bowater Canada as the registrar and transfer agent for the Exchangeable Shares.

         "TRUSTEE" means Montreal Trust Company of Canada, the trustee under the Voting and Exchange Trust Agreement, a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

         "VOTING AND EXCHANGE TRUST AGREEMENT" means the Voting and Exchange Trust Agreement to be entered into between Bowater, Bowater Holdings, Bowater Canada and the Trustee.

                                   ARTICLE 2

                         RANKING OF EXCHANGEABLE SHARES

         2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares, the Preferred Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of Bowater Canada, whether voluntary or involuntary, or any other distribution of the assets of Bowater Canada among its shareholders for the purpose of winding up its affairs.

                                    ARTICLE 3

                                    DIVIDENDS

         3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Bowater Dividend Declaration Date, declare a dividend on each Exchangeable Share:

                  (a) in the case of a cash dividend declared on the Bowater Common Shares, in an amount in cash for each Exchangeable Share in U.S. dollars or the Canadian Dollar Equivalent thereof on the Bowater Dividend Declaration Date of the cash dividend declared on each Bowater Common Share;

                  (b) in the case of a stock dividend declared on the Bowater Common Shares to be paid in Bowater Common Shares, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Bowater Common Shares to be paid on each Bowater Common Share; or

                  (c) in the case of a dividend declared on the Bowater Common Shares in property other than cash or Bowater Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 3.5 hereof) the type and amount of property declared as a dividend on each Bowater Common Share.

Such dividends shall be paid out of money, assets or property of Bowater Canada properly applicable to the payment of dividends, or out of authorized but unissued shares of Bowater Canada, as applicable.

         3.2 Cheques of Bowater Canada payable at par at any branch of the bankers of Bowater Canada shall be issued in respect of any cash dividends contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by Bowater Canada in such manner as it shall determine and the issuance, distribution or transfer thereof by Bowater Canada to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against Bowater Canada any dividend that is represented by a cheque that has not been duly presented to Bowater Canada's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

         3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Bowater Common Shares.

         3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which Bowater Canada shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

         3.5 The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require), economic equivalence for the purposes of Section 3.1(c) hereof, and each such determination shall be conclusive and binding on Bowater Canada and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

                  (a) in the case of any stock dividend or other distribution payable in Bowater Common Shares, the number of such shares issued in proportion to the number of Bowater Common Shares previously outstanding;

                  (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Bowater Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Bowater Common Shares), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors in the manner above contemplated) of a Bowater Common Share;

                  (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Bowater of any class other than Bowater Common Shares, any rights, options or warrants other than those referred to in Section 3.5(b) above, any evidences of indebtedness of Bowater or any assets of Bowater), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Bowater Common Share and the current market value (as determined by the Board of Directors in the manner above contemplated) of a Bowater Common Share; and

                  (d) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Bowater Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

         For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the daily trading prices of such security during a period of not less than 20 consecutive trading days ending not more than five trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), and provided further that any such determination by the Board of Directors shall be conclusive and binding on Bowater Canada and its shareholders.

                                   ARTICLE 4

                              CERTAIN RESTRICTIONS

         4.1 So long as any of the Exchangeable Shares are outstanding, Bowater Canada shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section
10.2 of these share provisions:

                  (a) pay any dividends on the Common Shares, the Preferred Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

                  (b) redeem or purchase or make any capital distribution in respect of Common Shares, Preferred Shares or any other shares ranking junior to the Exchangeable Shares;

                  (c) redeem or purchase any other shares of Bowater Canada ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

                  (d) issue any Exchangeable Shares or any other shares of Bowater Canada ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.

         The restrictions in Sections 4.1(a), 4.1(b), 4.1(c) and 4.1(d) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Bowater Common Shares shall have been declared and paid in full on the Exchangeable Shares.

                                   ARTICLE 5

                           DISTRIBUTION ON LIQUIDATION

         5.1 In the event of the liquidation, dissolution or winding-up of Bowater Canada or any other distribution of the assets of Bowater Canada among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of Bowater Canada in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of Bowater Canada among the holders of the Common Shares, the Preferred Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the "Liquidation Amount") equal to:

                  (a) the Current Market Price of a Bowater Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by Bowater Canada causing to be delivered to such holder one Bowater Common Share; plus

                  (b) the right to receive the full amount when paid of all unpaid dividends on each such Exchangeable Share for which the record date has occurred prior to the Liquidation Date.

         5.2 On or promptly after the Liquidation Date, and subject to the exercise by Bowater Holdings of the Liquidation Call Right, Bowater Canada shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Canada Business Corporations Act and the by-laws of Bowater Canada and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of Bowater Canada or at any office of the Transfer Agent as may be specified by Bowater Canada by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of Bowater Canada for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of Bowater Canada or at any office of the Transfer Agent as may be specified by Bowater Canada by notice to the holders of Exchangeable Shares, on behalf of Bowater Canada of certificates representing Bowater Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and on the applicable dividend payment date a cheque of Bowater Canada payable at par at any branch of the bankers of Bowater Canada in respect of the full amount of any unpaid dividends comprising part of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom by Bowater Canada). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. Bowater Canada shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Bowater Common Shares delivered to them or the custodian on their behalf.

         5.3 After Bowater Canada has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of Bowater Canada.

                                   ARTICLE 6

                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

         6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Bowater Holdings of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require Bowater Canada to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to (a) the Current Market Price of a Bowater Common Share on the last Business Day prior to the Retraction Date, which shall be satisfied in full by Bowater Canada causing to be delivered to such holder one Bowater Common Share for each Exchangeable Share presented and surrendered by the holder, plus (b) the right to receive the full amount when paid of all unpaid dividends thereon for which the record date for such dividends has occurred prior to the Retraction Date (collectively the "Retraction Price"). To effect such redemption, the holder shall present and surrender at the registered office of Bowater Canada or at any office of the Transfer Agent as may be specified by Bowater Canada by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have Bowater Canada redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Canada Business Corporations Act and the by-laws of Bowater Canada and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to Bowater Canada:

                  (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by Bowater Canada;

                  (b) stating the Business Day on which the holder desires to have Bowater Canada redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by Bowater Canada and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the fifteenth Business Day after the date on which the Retraction Request is received by Bowater Canada; and

                  (c) acknowledging the overriding right (the "Retraction Call Right") of Bowater Holdings to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Bowater Holdings in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

         6.2 Subject to the exercise by Bowater Holdings of the Retraction Call Right, upon receipt by Bowater Canada or the Transfer Agent in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have Bowater Canada redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.7, Bowater Canada shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares (provided that any unpaid dividends forming part of the Retraction Price shall be paid on the payment date for such dividends). If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Bowater Holdings pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Bowater Canada.

         6.3 Upon receipt by Bowater Canada of a Retraction Request, Bowater Canada shall immediately notify Bowater and Bowater Holdings thereof. In order to exercise the Retraction Call Right, Bowater Holdings must notify Bowater Canada of its determination to do so (the "Bowater Holdings Call Notice") within five Business Days of notification to Bowater Holdings by Bowater Canada of the receipt by Bowater Canada of the Retraction Request. If Bowater Holdings delivers the Bowater Holdings Call Notice within such five Business Day time period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Bowater Holdings in accordance with the Retraction Call Right. In such event, Bowater Canada shall not redeem the Retracted Shares and Bowater Holdings shall purchase from such holder and such holder shall sell to Bowater Holdings on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, Bowater Holdings shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing Bowater Common Shares and shall waive any rights to receive any dividends which represent the amount of the remaining portion, if any, of the total Purchase Price (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom by Bowater Holdings). Provided that Bowater Holdings has complied with the immediately preceding sentence, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by Bowater Canada of such Retracted Shares shall take place on the Retraction Date. In the event that Bowater Holdings does not deliver a Bowater Holdings Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, Bowater Canada shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

         6.4 Bowater Canada or Bowater Holdings, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of Bowater Canada for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of Bowater Canada or at any office of the Transfer Agent as may be specified by Bowater Canada by notice to the holders of Exchangeable Shares, certificates representing the Bowater Common

Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request in payment of the total Retraction Price or the total Purchase Price, as the case may be, and on the applicable dividend payment date a cheque payable at par at any branch of the bankers of Bowater Canada in payment of the remaining portion, if any, of the total Retraction Price or the total Purchase Price, as the case may be (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom), and such delivery of such certificates and cheque on behalf of Bowater Canada or by Bowater Holdings, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheque (plus any tax deducted and withheld therefrom and remitted to the proper tax authority), unless such cheque is not paid on due presentation.

         6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in Section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by Bowater Canada or purchased by Bowater Holdings shall thereafter be considered and deemed for all purposes to be a holder of the Bowater Common Shares delivered to it.

         6.6 Notwithstanding any other provision of this Article 6, Bowater Canada shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If Bowater Canada believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Bowater Holdings shall not have exercised the Retraction Call Right with respect to the Retracted Shares, Bowater Canada shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by Bowater Canada. In any case in which the redemption by Bowater Canada of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, Bowater Canada shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of Bowater Canada, representing the Retracted Shares not redeemed by Bowater Canada pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by Bowater Canada pursuant to Section 6.2 of these share provisions as a result of solvency requirements of applicable law shall be deemed by giving the Retraction Request to require Bowater to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Bowater to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

         6.7 A holder of Retracted Shares may, by notice in writing given by the holder to Bowater Canada before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Bowater Holdings shall be deemed to have been revoked.

                                   ARTICLE 7

               REDEMPTION OF EXCHANGEABLE SHARES BY BOWATER CANADA

         7.1 Subject to applicable law, and provided Bowater Holdings has not exercised the Redemption Call Right, Bowater Canada shall on the Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount per share equal to (a) the Current Market Price of a Bowater Common Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by Bowater Canada causing to be delivered to each holder of Exchangeable Shares one Bowater Common Share for each Exchangeable Share held by such holder, plus
(b) the right to receive the full amount when paid of all unpaid dividends thereon for which the record date has occurred prior to the Redemption Date (collectively, the "Redemption Price").

         7.2      In any case of a redemption of Exchangeable Shares under this
Article 7, Bowater Canada shall, at least 60 days before the Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by Bowater Canada or the purchase by Bowater Holdings under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder; provided, however, that in the event of a redemption of the Exchangeable Shares at the election of the Board of Directors (or a purchase by Bowater Holdings as a result thereof) upon a transaction being proposed that would result in Control of Bowater being acquired by any Person, Bowater Canada shall cause such notice to be sent at least the number of days prior to the Redemption Date established by the Board of Directors as the Board of Directors determines to be reasonably practicable under the circumstances; provided further, however, that in each case the accidental failure or omission to give such notice to fewer than 10% of the holders of the Exchangeable Shares shall not affect the validity of such notice of redemption. In either case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

         7.3 On or after the Redemption Date and subject to the exercise by Bowater Holdings of the Redemption Call Right, Bowater Canada shall cause to be delivered to the holders of the

Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of Bowater Canada or at any office of the Transfer Agent as may be specified by Bowater Canada in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Canada Business Corporations Act and the by-laws of Bowater Canada and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of Bowater Canada or by holding for pick-up by the holder at the registered office of Bowater Canada or at any office of the Transfer Agent as may be specified by Bowater Canada in such notice, on behalf of Bowater Canada of certificates representing Bowater Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and on the applicable dividend payment date a cheque of Bowater Canada payable at par at any branch of the bankers of Bowater Canada in respect of the full amount of any unpaid dividends comprising part of the total Redemption Price (in each case less any amounts withheld on account of tax required to be withheld and remitted therefrom by Bowater Canada). On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. Bowater Canada shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice (less any amounts withheld on account of tax required to be withheld and remitted therefrom by Bowater Canada). Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Bowater Common Shares delivered to them or the custodian on their behalf.

                                   ARTICLE 8

                            PURCHASE FOR CANCELLATION

         8.1 Subject to applicable law and the articles of Bowater Canada, Bowater Canada may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon for which the record date has occurred prior to the date of purchase. If in response to an invitation for tenders under the provisions of this Section 8.1, more Exchangeable Shares are tendered at a price or prices acceptable to Bowater Canada than Bowater Canada is prepared to purchase, the Exchangeable Shares to be purchased by Bowater Canada shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to Bowater Canada, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than Bowater Canada is prepared to purchase after Bowater Canada has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of Bowater Canada.

                                   ARTICLE 9

                                  VOTING RIGHTS

         9.1 Except as required by applicable law, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of Bowater Canada or to vote at any such meeting.

                                   ARTICLE 10

                             AMENDMENT AND APPROVAL

         10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

         10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                   ARTICLE 11

          RECIPROCAL CHANGES, ETC. IN RESPECT OF BOWATER COMMON SHARES

         11.1 Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Bowater will not without the prior approval of Bowater Canada and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

                  (a) issue or distribute Bowater Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Bowater Common Shares) to the holders of all or substantially all of the then outstanding Bowater Common Shares by way of stock dividend or other distribution, other than an issue of Bowater Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Bowater Common Shares) to holders of Bowater Common Shares who exercise an option to receive dividends in Bowater Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Bowater Common Shares) in lieu of receiving cash dividends;

                  (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Bowater Common Shares entitling them to subscribe for or to purchase Bowater Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Bowater Common Shares);

                  (c) issue or distribute to the holders of all or substantially all of the then outstanding Bowater Common Shares:

                           (i) shares or securities of Bowater of any class other than Bowater Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Bowater Common Shares);

                           (ii) rights, options or warrants other than those referred to in Section 11.1(b) above;

                           (iii)    evidences of indebtedness of Bowater; or

                           (iv)     assets of Bowater,


unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

         11.2 Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Bowater will not without the prior approval of Bowater Canada and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

                           (i) subdivide, redivide or change the then outstanding Bowater Common Shares into a greater number of Bowater Common Shares;

                           (ii) reduce, combine, consolidate or change the then outstanding Bowater Common Shares into a lesser number of Bowater Common Shares; or

                           (iii) reclassify or otherwise change the Bowater Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Bowater Common Shares,


unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions.

                                   ARTICLE 12

                ACTIONS BY BOWATER CANADA UNDER SUPPORT AGREEMENT

         12.1 Bowater Canada will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Bowater, Bowater Holdings and Bowater Canada with all provisions of the Support Agreement applicable to Bowater, Bowater Holdings and Bowater Canada, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of Bowater Canada all rights and benefits in favour of Bowater Canada under or pursuant to such agreement.

         12.2 Bowater Canada shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

                  (a) adding to the covenants of the other party or parties to such agreement for the protection of Bowater Canada or the holders of the Exchangeable Shares thereunder;

                  (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of

                           Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

                  (c) making such changes in or corrections to such agreement which, on the advice of counsel to Bowater Canada, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 13

                                     LEGEND

         13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

                                   ARTICLE 14

                                     NOTICES

         14.1 Any notice, request or other communication to be given to Bowater Canada by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the Transfer Agent, with a copy addressed to the Secretary of Bowater Canada and addressed to the attention of the President of Bowater Canada. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Transfer Agent and Bowater Canada.

         14.2 Any presentation and surrender by a holder of Exchangeable Shares to Bowater Canada or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of Bowater Canada or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of Bowater Canada or to such office of the Transfer Agent as may be specified by Bowater Canada, in each case addressed to the attention of the President of Bowater Canada. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by Bowater Canada or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

         14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of Bowater Canada shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of Bowater Canada or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by Bowater Canada pursuant thereto.

                                   ARTICLE 15

                                SPECIFIED AMOUNT

         15.1 For the purposes of subsection 191(4) of the Income Tax Act (Canada), the specified amount in respect of an Exchangeable Share is C$72.6061.

                                   SCHEDULE A
                              NOTICE OF RETRACTION

         To Bowater Canada Inc. ("Bowater Canada") and Bowater Canadian Holdings Incorporated ("Bowater Holdings") and Bowater Incorporated ("Bowater").


         This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Share(s) of Bowater Canada represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.


         The undersigned hereby notifies Bowater Canada that, subject to the Retraction Call Right referred to below, the undersigned desires to have Bowater Canada redeem in accordance with Article 6 of the Share Provisions:


         [ ] all share(s) represented by this certificate; or

         [ ] ________ share(s) only.

         The undersigned hereby notifies Bowater Canada that the Retraction Date shall be ____________.


NOTE: The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by Bowater Canada. In the event that no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by Bowater Canada.

         The undersigned acknowledges the Retraction Call Right of Bowater Holdings to purchase all but not less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to sell the Retractable Shares to Bowater Holdings in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. This notice of retraction, and the offer to sell the Retracted Shares to Bowater Holdings, may be revoked and withdrawn by the undersigned only by notice in writing given to Bowater Canada at any time before the close of business on the Business Day immediately preceding the Retraction Date.


         The undersigned acknowledges that if, as a result of solvency provisions of applicable law, Bowater Canada is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Bowater to purchase the unredeemed Retracted Shares.

         The undersigned hereby represents and warrants to Bowater, Bowater Canada and Bowater Holdings that the undersigned:


         [ ] is
                (select one)
         [ ] is not

a non-resident of Canada for purposes of the Income Tax Act (Canada). THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS NOT A NON-RESIDENT OF CANADA, WITHHOLDING ON ACCOUNT OF CANADIAN TAX WILL BE MADE FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES.

         The undersigned hereby represents and warrants to Bowater, Bowater Canada and Bowater Holdings that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Bowater, Bowater Canada or Bowater Holdings, as the case may be, free and clear of all liens, claims and encumbrances.


----------------   ---------------------------      ---------------------------
   (Date)           (Signature of Shareholder)        (Guarantee of Signature)

[ ] Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of Bowater Canada and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.


                                                   Date:
----------------------------------------------          ----------------------
Name of Person in Whose Name Securities or
Cheque(s) are to be Registered, Issued or Delivered (please print)

----------------------------------------------     ---------------------------
Street Address or P.O. Box                         Signature of Shareholder


----------------------------------------------     ---------------------------
City, Province and Postal Code                     Signature Guaranteed by

NOTE: If the notice of retraction is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of Bowater Canada represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of Bowater Canada, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

                                   SCHEDULE B

                   REPRESENTATIONS AND WARRANTIES OF ALLIANCE

1. Organization. Each of Alliance and its Subsidiaries has been duly incorporated or formed under all applicable Laws, is validly subsisting and has full corporate or legal power and authority to own its properties and conduct its businesses as currently owned and conducted. All of the outstanding shares of capital stock and other ownership interests of its Subsidiaries are validly issued, fully paid and non-assessable and all such shares and other ownership interests owned directly or indirectly by Alliance are, except as disclosed in the Alliance Disclosure Letter, owned free and clear of all liens, claims or encumbrances and there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any of its Subsidiaries. The Alliance Disclosure Letter discloses the names and jurisdictions of incorporation or formation, as applicable, of each of Alliance's Subsidiaries.

2. Capitalization. The authorized capital of Alliance consists of an unlimited number of Alliance Common Shares. As of March 31, 2001, there were 30,264,729 Alliance Common Shares outstanding and 3,000,000 Alliance Common Shares were reserved, in the aggregate, for issuance in respect of the various Employee Stock Incentive Plans of which 2,821,482 Alliance Common Shares are under option. Furthermore, Alliance may be required to issue Alliance Common Shares pursuant to the Alliance Employee Share Purchase Plan at a rate of approximately 10,000 Alliance Common Shares per month in accordance with the terms of such employee stock option plan. Except as described in the immediately three (3) preceding sentences, and except for the rights issued in connection with the Alliance Shareholder Rights Plan Agreement dated as of December 1, 1999, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Alliance or any Subsidiary to issue or sell any shares of Alliance or any of its Subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of Alliance, any Subsidiary or any other person, nor is there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Alliance or any Subsidiary. There have been no Alliance Common Shares issued since March 31, 2001, other than pursuant to the exercise of stock option entitlements under the Employee Stock Incentive Plans described above and as disclosed in the Alliance Disclosure Letter. All outstanding Alliance Common Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. There are no outstanding bonds, debentures or other evidences of indebtedness of Alliance or any Subsidiary having the right to vote (or, that are convertible for or exercisable into securities having the right to vote) with the holders of the Alliance Common Shares on any matter. There are no outstanding contractual obligations of Alliance or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of their respective outstanding securities or with respect to the voting or disposition of any outstanding securities of Alliance or any of its Subsidiaries.

3. Authority. Alliance has the requisite corporate capacity, power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Alliance and the consummation by Alliance of the transaction

                                                                      SCHEDULE B
                                      REPRESENTATIONS AND WARRANTIES OF ALLIANCE
                                                                          PAGE 2



contemplated by this Agreement have been duly authorized by the Board of Directors of Alliance and, subject to the approval of the Alliance Common Shareholders at the Alliance Meeting, no other corporate proceedings on the part of Alliance are necessary to authorize this Agreement or the transaction contemplated hereby other than in connection with the approval by the Board of Directors of Alliance of the Proxy Circular, and other matters relating to the implementation of the Arrangement. This Agreement has been duly executed and delivered by Alliance and constitutes a legal, valid and binding obligation of Alliance, enforceable against Alliance in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other applicable Laws relating to or affecting creditors' rights generally, to general principles of equity and public policy. Except for the approval of the Arrangement at the Alliance Meeting and the obtaining of and the consents, approvals, orders, authorizations, declarations and filings referred to in
Section 6.1 of this Agreement, the execution and delivery by Alliance of this Agreement and performance by it of its obligations hereunder and the completion of the Arrangement and the transaction contemplated hereby, will not:

         (a) result in a violation or breach of, require any consent to be obtained under or give rise to any termination rights under any provision of:

                  (i) its or any of its Subsidiaries' certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement or any other agreement or understanding with any party holding an ownership interest in any of its Subsidiaries;

                  (ii)     any law, regulation, order, judgment or decree; or

                  (iii) any contract, agreement, license, franchise or permit to which Alliance or any of its Subsidiaries is bound or is subject or is the beneficiary;

         (b) give rise to any right of termination or acceleration of indebtedness of Alliance or any of its Subsidiaries, or cause any third party indebtedness of Alliance or any of its Subsidiaries to come due before its stated maturity or cause any available credit of Alliance or any of its Subsidiaries to cease to be available; or

         (c) result in the imposition of any encumbrance, charge or lien upon any of its assets or the assets of any of its Subsidiaries, or restrict, hinder, impair or limit the ability of Alliance or any of its Subsidiaries to carry on the business of Alliance or such Subsidiary as and where it is now being carried on or as and where it may be carried on in the future, which would, individually or in the aggregate, have a material adverse effect on Alliance or any of its Subsidiaries. No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity or other party is required to be obtained by Alliance and its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Alliance of the transaction contemplated hereby other than (i) any approvals

                                                                      SCHEDULE B
                                      REPRESENTATIONS AND WARRANTIES OF ALLIANCE
                                                                          PAGE 3



required by the Interim Order, (ii) the Final Order, (iii) filings with the Director under the CBCA and filings with and approvals required by applicable Securities Authorities, and (iv) any other consents, waivers, permits, orders or approvals referred to in Section 6.1 of this Agreement. Alliance and each of its Subsidiaries has all requisite power and authority to own, lease and operate and to carry on their businesses as now being conducted. Alliance and each of its Subsidiaries is, and has been at all times it was required to be, duly registered, licensed or qualified and in good standing to transact business in each jurisdiction in which the nature of its business or the assets owned, leased or operated by it make such registration, licensing necessary, save and except where the absence of any such registration, licence or qualification would not be material.

4. Material Customers and Suppliers. Except as disclosed in the Alliance Disclosure Letter, there is no single customer or supplier of Alliance or its Subsidiaries, the loss of which would have a material adverse effect on Alliance. Alliance has no knowledge of any intent by any of its fifteen (15) largest customers or fifteen (15) largest suppliers to terminate its arrangements with Alliance or any of its Subsidiaries, nor is there any provision in any agreement with any of said customers or suppliers which would cause or permit any such agreement to be terminated as a result of the Arrangement.

5. No Defaults. Except as disclosed in the Alliance Disclosure Letter, neither Alliance nor any of its Subsidiaries has had any notice of any default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under any material contract or agreement to which it is a party.

6. Intellectual Property. To the best of its knowledge, Alliance and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trade names, service marks, copyrights, know how and other proprietary intellectual property rights that are material to the conduct of the business of Alliance and its Subsidiaries taken as a whole.

7. Absence of Changes. Since December 31, 2000, and except with respect to the transaction contemplated by this Agreement and as disclosed in the Alliance Disclosure Letter (i) Alliance has conducted its business only in the ordinary and regular course of business consistent with past practice, (ii) other than in the ordinary and regular course of business consistent with past practice, no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) which would individually or in the aggregate be material to Alliance or its Subsidiaries have been incurred, (iii) there has not been any material change (as defined under the Securities Act (Ontario)) in the affairs of Alliance or in the financial condition, results of operation, business or prospects of Alliance, (iv) as of the date hereof, there are no material change reports filed with the Securities Authorities which remain confidential, (v) Alliance has not declared or paid any dividends or distributions on any of its outstanding shares, (vi) Alliance has not effected or passed any resolution to approve a split, combination or reclassification of any of its outstanding shares, (vii) Alliance has not granted any increase in the aggregate cash compensation payable to any employee, except in the ordinary course of business consistent with past practice, or granted to any employee any increase in severance or termination pay, (viii) Alliance has not effected any change in its accounting methods, principles or practices, (ix)

                                                                      SCHEDULE B
                                      REPRESENTATIONS AND WARRANTIES OF ALLIANCE
                                                                          PAGE 4



Alliance has not issued, granted, declared or agreed to issue, grant or declare any option, warrant, conversion privilege or other right, in respect of the issuance or sale of any shares of Alliance or any of its Subsidiaries or of any securities of any kind convertible into or exchangeable for any shares of Alliance or any of its Subsidiaries; and (x) Alliance has not adopted or materially amended any collective bargaining agreement or any Employee Compensation and Benefit Arrangements. The last material filings made by Alliance with Securities Authorities were the Annual Report, Annual Financial Statements, Management Discussion and Analysis and the Management Proxy Circular filed with the Securities Authorities on or about March 19, 2001.

8.       Employment Agreements

         (a) Except as disclosed in the Alliance Disclosure Letter, Alliance is not a party to any written or oral policy, agreement, obligation or understanding providing for:

                  (i) severance or termination payments to, or any employment agreement with, any senior executive of Alliance; or

                  (ii) change of control payments to any employee of Alliance.

         (b) Except as disclosed in the Alliance Disclosure Letter, (i) neither Alliance nor any of its Subsidiaries is a party to any collective bargaining agreement; (ii) none of the employees of Alliance or any Subsidiary (the "Employees") is represented in his or her capacity as an employee of Alliance or any Subsidiary, nor has Alliance nor any Subsidiary recognized any labour organization or employee association nor has any labour organization or employee association been elected as the collective bargaining agent of any Employees; (iii) neither Alliance nor any Subsidiary has received notice of any application for certification, nor is there any union organization activity involving any of the Employees in progress, pending or, to the best of Alliance's knowledge, threatened, nor has there ever been union representation involving any of the Employees; (iv) there are not any current, pending or, to the best of Alliance's knowledge, threatened strikes or any current, pending or threatened lockouts at either Alliance or any of its Subsidiaries.

         (c) To the best of Alliance's knowledge and except as disclosed in the Alliance Disclosure Letter, neither Alliance nor any of its Subsidiaries is subject to or has received notice of any claim for wrongful dismissal, constructive dismissal or any other tort claim, actual or threatened, or any Legal Proceedings, actual or threatened, relating to employment or termination of employment of employees or independent contractors.

         (d) To the best of its knowledge and except as disclosed in the Alliance Disclosure Letter, Alliance and all of its Subsidiaries have operated in all material respects in accordance with all applicable Laws with respect to employment and labour, including, but not limited to, employment and labour standards, occupational health and safety, employment equity, pay equity, workers' compensation, human rights, civil rights, discrimination, wages, hours, the Worker Adjustment and

                                                                      SCHEDULE B
                                      REPRESENTATIONS AND WARRANTIES OF ALLIANCE
                                                                          PAGE 5





                  Retraining Notification Act and any similar state or local "MASS LAYOFF" or "PLANT CLOSING" Law, collective bargaining, labour relations and the collection and payment of withholding and/or social security Taxes and any similar Taxes and there are no current, pending or, to the best of Alliance's knowledge, threatened proceedings before any Governmental Entity with respect to any of the areas listed herein.

9. Disclosure. Alliance has publicly disclosed in documents filed with the Securities Authorities or has disclosed to Bowater in the Alliance Disclosure Letter, all such information regarding any event, circumstance or action taken or failed to be taken which could individually or in the aggregate have a material adverse effect on Alliance or any of its Subsidiaries.

10. Financial Statements. The audited consolidated statements of earnings, statements of retained earnings and contributed surplus, consolidated statements of cash flows and consolidated balance sheets of Alliance for the fiscal years ended December 31, 1998, December 31, 1999 and December 31, 2000, as contained in Alliance's 1998, 1999 and 2000 Annual Reports, were prepared in accordance with generally accepted accounting principles in Canada consistently applied and fairly present the consolidated financial condition of Alliance at the respective dates indicated and the results of operations of Alliance (on a consolidated basis) for the period covered.

11. Books and Records. Except as disclosed in the Alliance Disclosure Letter, the corporate records and minute books of Alliance and its Subsidiaries have been maintained substantially in accordance with all applicable Laws and are complete and accurate in all material respects.

12. Litigation, Etc. Except as disclosed in the Alliance Disclosure Letter, there are no Legal Proceedings including, without limitation, product liability claims, in progress, pending, affecting or, to the best of Alliance's knowledge, threatened against or relating to Alliance or any of its Subsidiaries or affecting any of their properties or assets, nor is Alliance aware of any basis for any such Legal Proceeding; neither Alliance nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree that has had or is reasonably likely to have a material adverse effect on Alliance or any of its Subsidiaries or prevent or materially delay consummation of the transaction contemplated by this Agreement or the Arrangement.

13. Environmental. Alliance, its Subsidiaries and all operations of Alliance and its Subsidiaries have been, and are now, in compliance with all Environmental Laws, except where the failure to be in compliance would not individually or in the aggregate have a material adverse effect on Alliance, any of its Subsidiaries or any of their respective operations. Neither Alliance nor any of its Subsidiaries is aware of, or is subject to:

         (a) any proceeding, application, order or directive which relates to environmental health or safety matters, and which may require any material work, repairs, construction or expenditures; or

         (b) any demand or notice with respect to the breach of any Environmental Laws applicable to Alliance or any of its Subsidiaries, including, without limitation, any

                                                                      SCHEDULE B
                                      REPRESENTATIONS AND WARRANTIES OF ALLIANCE
                                                                          PAGE 6



                  regulations respecting the use, storage, treatment, transportation, or disposition of Hazardous Substances,

which individually or in the aggregate would have a material adverse effect on Alliance or any of its Subsidiaries.

14. Insurance. Policies of insurance including, without limitation, product liability policies, in force as of the date hereof naming Alliance (or, as applicable, any of its Subsidiaries) as an insured adequately cover all risks reasonably and prudently foreseeable in the operation and conduct of the business of Alliance and its Subsidiaries. All such policies of insurance shall remain in full force and effect and shall not be cancelled or otherwise terminated as a result of the transaction contemplated hereby or by the Arrangement.

15. Tax Matters. Alliance and each of its Subsidiaries have timely filed, or caused to be timely filed, all Tax Returns required to be filed by them (all of which returns were true, correct and complete in all material respects) and have paid, or caused to be paid, unless the same are currently being contested by Alliance in good faith, all Taxes that are due and payable, and Alliance has provided adequate accruals in accordance with generally accepted accounting principles in its most recently published financial statements for any Taxes for the period covered by such financial statements that have not been paid, whether or not shown as being due on any Tax Returns, except where there would be no material liability for the failure to file such Tax Returns. Since such publication date, no material Tax liability not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued other than in the ordinary course of business.

         Alliance and each of its Subsidiaries has withheld from each payment made by it the amount of all Taxes and other deductions required to be withheld therefrom and has paid all such amounts and instalments of Taxes due and payable within the time prescribed under any Tax legislation, except where there would be no material liability for the failure to so withhold.

         Except as disclosed in the Alliance Disclosure Letter, neither Alliance nor any of its Subsidiaries has received any assessment, reassessment or any other written notification that any material issues have been raised (and are currently pending) by the Canada Customs and Revenue Agency, the United States Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns referred to above, and there are no Legal Proceedings in progress, pending or threatened against Alliance or any of its Subsidiaries and no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or reassessment of any Taxes by, or levying of any governmental charges have been given or requested with respect to Alliance or any of its Subsidiaries. To the best of Alliance's knowledge, there are no material proposed (but unassessed) additional Taxes and none have been asserted. No Tax liens have been filed other than for Taxes not yet due and payable. Neither Alliance nor any of its Subsidiaries (i) has made an election to be treated as a "CONSENTING CORPORATION" under Section 341(f) of the Code or (ii) is a party to any Tax sharing or other similar agreement or arrangement of any nature with any other person pursuant to which Alliance or any Subsidiary has or could have any liabilities in

                                                                      SCHEDULE B
                                      REPRESENTATIONS AND WARRANTIES OF ALLIANCE
                                                                          PAGE 7



respect of Taxes. Alliance has not made an election under Section 897(i) of the Code to be treated as a domestic corporation for purposes of Sections 897, 1445 and 6039C of the Code.


         Neither Alliance nor any Subsidiary has ever been subject to the application of Section 78, Section 79 or Sections 80 to 80.04 of the Tax Act, where such application (either individually or when taken with other applications of these provisions) would be material.


         "TAX" and "TAXES" means, with respect to any entity, (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, goods and services tax, harmonized sales tax, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security, workers' compensation, unemployment or disability insurance or compensation, employee health taxes, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing, and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a "TRANSFEREE" (within the meaning of section 6901 of the Code or any other applicable law) of another entity or a member of an affiliated or combined group.


         Neither Alliance nor any of its Subsidiaries is a "PASSIVE FOREIGN INVESTMENT COMPANY" as defined in Section 1297 of the Code. Alliance is not a "CONTROLLED FOREIGN CORPORATION" as defined in Section 957 of the Code. Neither Alliance nor any of its Subsidiaries has entered into any closing agreements with the IRS with respect to any disputed or contested Tax. Neither Alliance nor any of its Subsidiaries has made any change of accounting method which would give rise to Tax liability pursuant to Section 481 of the Code nor have they filed a Form 3115 with the IRS. Neither Alliance nor any of its Subsidiaries is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code.

16.      Pensions and Employee Compensation and Benefits

         (a) Except as set out in the Alliance Disclosure Letter, there are no Employee Compensation and Benefit Arrangements (whether written or unwritten) maintained or contributed to, or provided by, Alliance or any Subsidiary for the benefit of any of the current or former employees of Alliance or any of its Subsidiaries or their respective dependants or beneficiaries (the "ALLIANCE PLANS"). None of the Alliance Plans is a multi-employer plan or a multiemployer plan, as defined in the Income Tax Act (Canada) and in Section 3(37) of ERISA, respectively, (both terms to be hereinafter referred to as "MULTI-EMPLOYER PLAN"),

                                                                      SCHEDULE B
                                      REPRESENTATIONS AND WARRANTIES OF ALLIANCE
                                                                          PAGE 8



                  nor has Alliance nor any Subsidiary ever been obligated to contribute to a Multiemployer Plan.

         (b) Alliance and each of its Subsidiaries have complied, in all material respects, with all the terms of, and all applicable Laws in respect of, the Employee Compensation and Benefit Arrangements maintained, contributed to or provided by Alliance and each of its Subsidiaries, including, without limitation, the terms of any collective agreements, funding and investment contracts or obligations arising under or relating or applicable thereto.

         (c) To the best of Alliance's knowledge and except as disclosed in the Alliance Disclosure Letter, the Alliance Plans have been maintained, administered, and invested in all material respects, in accordance with their terms and with all applicable Laws and, in respect of the U.S. Alliance Plans in accordance with all applicable provisions of ERISA and the Code and, in respect of the Canadian Alliance Plans, in accordance with the Income Tax Act (Canada) and pension legislation, where applicable. Except as disclosed in the Alliance Disclosure Letter, all of the Alliance Plans are fully funded on both a solvency and a wind-up basis and in good standing with all required regulatory authorities.

         (d) The Alliance Plans are intended to qualify under Section 401 of the Code or registered under the Income Tax Act (Canada), where applicable, and the trusts maintained pursuant thereto have been determined to be so qualified or so registered and exempt from federal income taxation under Section 501 of the Code or under the Income Tax Act (Canada), as applicable, and nothing has occurred with respect to the operation of the Alliance Plans which is reasonably likely to cause the loss of such qualification, exemption or registration, as applicable, or the imposition of any material liability, penalty or tax under ERISA, the Code, the Income Tax Act (Canada) or provincial pension legislation, as applicable, except where there would be no material liability for failure to make such qualifications.

         (e) To the best of Alliance's knowledge, all contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Alliance Plans or by law (without regard to any waivers granted under Section 412 of the Code), to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Effective Date which are not yet due will have been paid on or prior to the Effective Date. Except as disclosed in the Alliance Disclosure Letter, no accumulated funding deficiencies exist in any of the U.S. Alliance Plans subject to Section 412 of the Code, or in any of the Canadian Alliance Plans.

         (f) There are no current pending or, to the best of Alliance's knowledge, threatened Legal Proceedings which have been asserted or instituted against any of the

                                                                      SCHEDULE B
                                      REPRESENTATIONS AND WARRANTIES OF ALLIANCE
                                                                          PAGE 9



                  Alliance Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Company Plans with respect to the operation of such plans (other than routine benefit claims made in the ordinary course), nor does Alliance have knowledge of facts which could form the basis for any such Legal Proceeding.

         (g) Except as disclosed in the Alliance Disclosure Letter, none of the Alliance Plans provide for post-retirement or post-employment life or health insurance, benefit or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         (h) No step has been taken, no event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any Alliance Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable legislation refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any material Taxes, fees, penalties or levies under applicable Laws.

         (i) Neither Alliance nor its Subsidiaries are making any payments to Employees or their dependents in respect of long term disability, accidental death and dismemberment, or similar benefits, other than benefits which are fully insured.

         (j) No withdrawals of assets have been made from the assets of any Alliance Plans, except withdrawals for the purposes of paying or arranging the payment of benefits or proper expenses of such plans in accordance with their terms and applicable Laws.

         (k) Except as disclosed in the Alliance Disclosure Letter, neither Alliance nor any of its Subsidiaries has taken any contribution holidays in respect of the Alliance Plans, and where contribution holidays have been taken, they were taken in accordance with the applicable terms and conditions of the Alliance Plans and upon independent advice confirming the right of Alliance and its Subsidiaries to do so.

         (l) Except as disclosed in the Alliance Disclosure Letter, no representations have been made to Employees or former employees of Alliance or its Subsidiaries, who may or who are eligible to receive benefits from an Alliance Plan, to the effect that the assets of any such plan (or any predecessor plan whose assets and liabilities have been transferred to such Alliance Plan) must be used exclusively for the provision of benefits to Employees or former employees of Alliance or its Subsidiaries, and cannot revert to Alliance or its Subsidiaries, as applicable.

                                                                      SCHEDULE B
                                      REPRESENTATIONS AND WARRANTIES OF ALLIANCE
                                                                         PAGE 10



         (m) Except as disclosed in the Alliance Disclosure Letter, no amendments or improvements to the Alliance Plans have been promised and no amendments or improvements to the Alliance Plans will have been promised before the Effective Date, except as required by applicable Laws or by applicable regulatory authorities.


17. Property. Except as disclosed in the Alliance Disclosure Letter, Alliance and its Subsidiaries have good and marketable title to their respective real property interests including, without limitation, fee simple estate or equivalent of and in real property, leases, easements, rights of way, permits or licences from land owners or authorities permitting the use of land by Alliance and its Subsidiaries, necessary to permit the operation of their respective businesses as presently owned and conducted save and except for any deficiency, omission or breach having no materially adverse consequences.

18. Reports. Alliance has filed with the Securities Authorities true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1998 (such forms, reports, schedules, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the "ALLIANCE DOCUMENTS"). The Alliance Documents, at the time filed, (a) did not contain any misrepresentation (as defined in the Securities Act (Ontario)) and (b) complied in all material respects with the requirements of applicable securities legislation. Alliance has not filed any confidential material change report with any Securities Authorities which at the date hereof remains confidential.

19. Compliance with Laws. Alliance and its Subsidiaries have complied with and are not in violation of any applicable Laws other than non-compliance or violations which would not individually or in the aggregate have a material adverse effect on Alliance or any of its Subsidiaries.

20. Licenses, Etc. Alliance and each of its Subsidiaries owns, possesses, or has obtained and is in compliance with, all licenses, permits (including permits required under Environmental Laws), certificates, orders, grants and other authorizations of or from any Governmental Entity necessary to conduct its businesses as now conducted, the failure to own, possess, obtain or be in compliance with which would not individually or in the aggregate have a material adverse effect on Alliance or any of its Subsidiaries.

21. Contracts. The Alliance Disclosure Letter contains a list of all contracts, leases, agreements, commitments, obligations and arrangements, written or oral, of any nature or kind, which provide for ongoing obligations of Alliance or any of its Subsidiaries (other than Non-Material Contracts) (in this Section 21, the "Contracts"). There is not in progress, pending or, to the best of Alliance's knowledge, threatened any cancellation of or default under the Contracts except as disclosed in the Alliance Disclosure Letter. Except as disclosed in the Alliance Disclosure Letter (A) each of the Contracts is in full force and effect and is binding upon Alliance and/or its Subsidiaries, as the case may be, in accordance with its terms, (B) neither

                                                                      SCHEDULE B
                                      REPRESENTATIONS AND WARRANTIES OF ALLIANCE
                                                                         PAGE 11



Alliance, nor any of its Subsidiaries, as the case may be, nor the other contracting parties to the Contracts are in breach of or in default (whether with notice or lapse of time or both) under any such Contracts, (C) no such Contract has been amended or modified (other than amendments or modifications to Contracts in the ordinary course of business, copies of which have been provided to Bowater by Alliance), and (D) no consent, approval, permit or acknowledgement is required under any of the Contracts from any party thereto or any other person in connection with the completion of the transaction herein contemplated.

The Term "Non-Material Contracts" means any Contract which: (i) is not with an officer, director or employee of Alliance or any Subsidiary, nor with another division or an affiliate of Alliance or any Subsidiary or other person not at arms' length with Alliance or any Subsidiary; and (ii) involves payments, receipts, commitments or obligations of less than $250,000 per annum, or is terminable at the option of Alliance or any Subsidiary, as applicable, without penalty upon not more than 30 days notice, provided that the aggregate of all payments, receipts, commitments and obligations under all such Non-Material Contracts will not be in excess of $1,000,000 per annum.

22. Non-Competition Agreements. Except as disclosed in the Alliance Disclosure Letter, neither Alliance nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit adversely the manner or the localities in which all or any material portion of the business of Alliance or its Subsidiaries is or would be conducted.

23. Insurance Matters. Alliance is not aware at the date of this Agreement of any reason why insurance through a "DISCOVERY" endorsement which protects the directors and officers of Alliance (including former directors and officers) would not be available for the 3 (three) years following the Effective Date as provided in Section 5.8 of the Arrangement Agreement. There have not been any Legal Proceedings asserted against Alliance with respect to any directors' or officers' indemnification agreement referred to in Section 5.8. Alliance has not taken any action, and Alliance is not aware that the insureds under the policy referred to in Section 5.8 have taken any action, which would impair the coverage under such insurance policy.

24. Brokers, Agents, Etc. Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Alliance except for BMO Nesbitt Burns Inc. and Merrill Lynch & Co, whose fees and expenses will be paid by Alliance in accordance with the agreements with such firm, copies of which has been previously provided to Bowater.

25. Opinion of Alliance's Financial Advisors. Alliance has received opinions from BMO Nesbitt Burns Inc. and Merrill Lynch & Co dated the date of this Agreement, to the effect that, as of such date, the consideration to be received by the Alliance Common Shareholders under the Arrangement is fair, from a financial point of view, to the Alliance Common Shareholders, a copy of which opinion has been made available to Bowater.

                                                                      SCHEDULE B
                                      REPRESENTATIONS AND WARRANTIES OF ALLIANCE
                                                                         PAGE 12



26. Native Land Claims. Except as disclosed in the Alliance Disclosure Letter, neither Alliance nor its Subsidiaries has had any notice of any claim of right, title or jurisdiction which is outstanding at the date hereof which has been made or established to or over any lands owned or used by Alliance or any of its Subsidiaries or any waters or products harvested therefrom by any person, including any aboriginal peoples, and there is not in progress, pending or, to the best of Alliance's knowledge, threatened any Legal Proceeding, which, if successful, would adversely affect in any material respect the right of Alliance or any of its Subsidiaries to use and enjoy such lands in the manner heretofore used and enjoyed by Alliance and its Subsidiaries.

27.      Timber Supply and Forest Management.

         (a) The Alliance Disclosure Letter discloses to Bowater all of the timber supply and forest management permits and licences made pursuant to the Forest Act (Quebec) and the Crown Lands and Forests Act (New Brunswick) to which any of the Alliance or any of its Subsidiaries is a party in respect of their respective businesses or the supply of wood from Crown lands used in the operation of the such business, including without limitation all Crown timber licences and Crown timber sub-Licences under or pursuant to which wood from Crown lands is used by such business (the "TIMBER TENURES").

         (b) Alliance and each of its Subsidiaries has observed and performed all covenants, agreements and obligations on its part to be observed or performed under the provisions of each of the Timber Tenures, the Forest Act (Quebec) and the Crown Lands and Forests Act (New Brunswick) and the respective regulations thereunder, and all other applicable forestry legislation save and except for any deficiency, omission or breach having no materially adverse consequences.

         (c) Alliance and each of its Subsidiaries is not in breach of any of the timber cutting rights or permits or industrial, management or operating plans issued or filed pursuant to any of the Timber Tenures save and except for any deficiency, omission or breach having no materially adverse consequences.

         (d) The Timber Tenures are in full force and effect and Alliance and each of its Subsidiaries is in compliance with all forest management agreements and other agreements to which Alliance and each of its Subsidiaries is a party in connection with the Timber Tenures and with all industrial, management and operating plans relating to the Timber Tenures. All such plans are up to date and have been duly approved by the appropriate regulatory authorities.

28. Foreign Private Issuer. Alliance is a "FOREIGN PRIVATE ISSUER" as defined in Rule 36-4 under the United States Securities Exchange Act of 1934.

                                   SCHEDULE C

                    REPRESENTATIONS AND WARRANTIES OF BOWATER

1. Organization. Bowater has been duly incorporated under the laws of the State of Delaware and Bowater Canada has been duly incorporated under the federal laws of Canada, and each of Bowater and Bowater Canada is validly subsisting and has full corporate or legal power and authority to own its properties and conduct its businesses as currently owned and conducted. All of the outstanding shares of capital stock and other ownership interests of Bowater's Subsidiaries (including, without limitation, Bowater Canada) are validly issued, fully paid and non-assessable and all such shares and other ownership interests owned directly or indirectly by Bowater are, except as disclosed in the Bowater Disclosure Letter, owned free and clear of all material liens, claims or encumbrances and there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any of its Subsidiaries.

2. Capitalization. The authorized capital of Bowater consists of 110,000,000 shares consisting of 10,000,000 of Serial Preferred Stock, U.S.$1.00 par value and 100,000,000 Bowater Common Shares. As of March 15, 2001 there were 50,361,846 Bowater Common Shares outstanding and one share of Special Voting Stock outstanding. As of March 22, 2001 there were reserved, in the aggregate, for issuance in respect of Bowater's Stock Incentive Plans 3,472,250 Bowater Common Shares of which 550,667 were yet to be granted and 2,921,583 were outstanding but unexercised. Except as described in the immediately preceding sentences or disclosed in the Bowater Disclosure Letter, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Bowater to issue or sell any shares of Bowater or securities or obligations of any kind convertible into or exchangeable for any shares of Bowater. There have been no Bowater Common Shares issued since March 15, 2001, other than pursuant to the exercise of stock option entitlements and upon exchange of Exchangeable Shares. The authorized capital of Bowater Canada consists of an unlimited number of common shares, an unlimited number of non-voting exchangeable shares and 1,000 non-voting preferred shares. As of December 31, 2000 there were 58,866,346 common shares, 5,138,672 non-voting exchangeable shares (of which, as of March 15, 2001, 1,228,150 were held by non-affiliates of Bowater) and 1,000 non-voting preferred shares outstanding. There are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Bowater Canada to issue or sell any shares of Bowater Canada or securities or obligations of any kind convertible into or exchangeable for any shares of Bowater Canada.

3. Authority. Bowater has the requisite corporate capacity, power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Bowater and the consummation by Bowater of the transaction contemplated by this Agreement have been duly authorized by the Board of Directors of Bowater and no other corporate proceedings on the part of Bowater are necessary to authorize this Agreement or the transaction contemplated hereby other than in connection with the issuance of Bowater Common Shares and other matters relating to the implementation of the Arrangement. This Agreement has been duly executed and delivered by Bowater and constitutes a legal, valid

                                                                      SCHEDULE C
                                       REPRESENTATIONS AND WARRANTIES OF BOWATER
                                                                          PAGE 2



and binding obligation of Bowater, enforceable against Bowater in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, and other applicable Laws relating to or affecting creditors' rights generally, to general principles of equity and public policy. Except for obtaining the consents, approvals, orders, authorizations, declarations and filings referred to in Section 6.1 of this Agreement, the execution and delivery by Bowater of this Agreement and performance by it of its obligations hereunder and the completion of the Arrangement and the transaction contemplated thereby, will not:

         (a) result in a violation or breach of, require any consent to be obtained under or give rise to any termination rights under any provision of:

                  (i) its or any of its Subsidiaries' certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement or any other agreement or understanding with any party holding an ownership interest in any of its Subsidiaries;

                  (ii)     any law, regulation, order, judgment or decree; or

                  (iii) any contract, agreement, license, franchise or permit to which Bowater or any of its Subsidiaries is bound or is subject or is the beneficiary;

         (b) give rise to any right of termination or acceleration of indebtedness of Bowater or any of its Subsidiaries or cause any third party indebtedness of Bowater or any of its Subsidiaries to come due before its stated maturity or cause any available credit of Bowater or any of its Subsidiaries to cease to be available;

         (c) result in the imposition of any encumbrance, charge or lien upon any of its assets, or restrict, hinder, impair or limit the ability of Bowater to carry on the business of Bowater as and where it is now being carried on or as and where it may be carried on in the future;

which would, individually or in the aggregate, have a material adverse effect on Bowater. No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity or other party is required to be obtained by Bowater in connection with the execution and delivery of this Agreement or the consummation by Bowater of the transaction contemplated hereby other than
(i) any approvals required by the Interim Order, (ii) the Final Order, (iii) filings which may be required under the Delaware General Corporation Law and filings with and approvals required by the SEC and Securities Authorities, (iv) any other consents, waivers, permits, orders or approvals referred to in Section
6.1 of this Agreement.

Bowater and each of its Subsidiaries have all requisite power and authority to own, lease and operate and to carry on their businesses as now being conducted. Bowater and each of its Subsidiaries is, and has been at all times it was required to be, duly registered, licensed or qualified and in good standing to transact business in each jurisdiction in which the nature of its

                                                                      SCHEDULE C
                                       REPRESENTATIONS AND WARRANTIES OF BOWATER
                                                                          PAGE 3



business or the assets owned, leased or operated by it make such registration, licensing necessary, save and except where the absence of any such registration, licence or qualification would not be material.

4. Funds Available. Bowater has sufficient funds or financing commitments available to carry out its obligations under this Agreement and in respect of the Arrangement and to pay all related fees and expenses.

5. Absence of Changes. Since December 31, 2000, and except with respect to the present transaction contemplated by this Agreement and as disclosed in the Bowater Disclosure Letter, (i) Bowater has conducted its business only in the ordinary and regular course of business consistent with past practice, (ii) other than in the ordinary and regular course of business consistent with past practice, no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) which would individually or in the aggregate be material to Bowater have been incurred, (iii) there is no material fact that exists on the date hereof that has not been disclosed in the disclosure documents of Bowater filed with the SEC, which if publicly disclosed, would reflect a material adverse change in the affairs of Bowater; (iv) Bowater has not effected or passed any resolution to approve a split, combination or reclassification of any of its outstanding shares, (v) Bowater has not effected any change in its accounting methods, principles or practices, other than as required by United States generally accepted accounting principles; and (vi) Bowater has not issued, granted, declared or agreed to issue, grant or declare any warrant, conversion privilege or other right, in respect of the issuance or sale of any shares of Bowater or any of its Subsidiaries or of any securities of any kind convertible into or exchangeable for any shares of Bowater or any of its Subsidiaries.

6. Disclosure. Bowater has publicly disclosed in documents filed with the SEC or has disclosed to Alliance in the Bowater Disclosure Letter all such information regarding any event, circumstance or action taken or failed to be taken which could individually or in the aggregate have a material adverse effect on Bowater.

7. Financial Statements. The audited consolidated statement of operations, consolidated balance sheet, consolidated statement of capital accounts and consolidated statement of cash flows of Bowater for the fiscal year ending December 31, 2000, and such statements of Bowater for the years ended December 31, 1998 and December 31, 1999, as contained in Bowater's 1998 and 1999 Annual Reports, were prepared in accordance with United States generally accepted accounting principles consistently applied and fairly present the consolidated financial condition of Bowater at the respective dates indicated and the results of operations of Bowater (on a consolidated basis) for the period covered.

8. Reports. Bowater has filed with the SEC true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1998 (such forms, reports, schedules, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the "BOWATER DOCUMENTS"). The Bowater Documents, at the time filed, (a) did not contain any

                                                                      SCHEDULE C
                                       REPRESENTATIONS AND WARRANTIES OF BOWATER
                                                                          PAGE 4



misrepresentation (as defined in relevant securities legislation) and (b) complied in all material respects with the requirements of applicable securities legislation.

9. Compliance with Laws. Bowater has complied with and is not in violation of any applicable Laws other than non-compliance or violations which would not individually or in the aggregate have a material adverse effect on Bowater.